                                                                    EXHIBIT 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

____________________________________
                                    )
In re:                              ) Chapter 11
                                    )
AAIPHARMA INC., et al.,             ) Case Nos. 05-11341 through 05-11345 and
                                    ) 05-11347 through 05-11350 (PJW)
                   Debtors.         )
                                    ) Jointly Administered
____________________________________)

                        ---------------------------------

                         DEBTORS' JOINT CHAPTER 11 PLAN

                        ---------------------------------

Dated: Wilmington, North Carolina
       November 4, 2005

RICHARDS, LAYTON & FINGER, P.A.                 FRIED, FRANK, HARRIS, SHRIVER
One Rodney Square                                   & JACOBSON LLP
920 North King Street                           One New York Plaza
Wilmington, Delaware 19801                      New York, New York 10004-1980
Attn: Mark D. Collins, Esq.                    Attn: Bonnie Steingart, Esq.
      Rebecca L. Booth, Esq.                         Gary L. Kaplan, Esq.
      Karen M. McKinley, Esq.                        Arik Preis, Esq.
Tel:  (302) 651-7700                           Tel:  (212) 859-8000
Fax:  (302) 651-7701                           Fax:  (212) 859-4000

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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                         DEBTORS' JOINT CHAPTER 11 PLAN

                                   ARTICLE ONE
   DEFINITIONS, RULES OF INTERPRETATION, COMPUTATION OF TIME AND
                                 GOVERNING LAW

                                   ARTICLE TWO
               PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES

2.01.    Administrative Expenses..........................................   16

                                ARTICLE THREE
               PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS

3.01.    Priority Tax Claims...............................................  17

                                ARTICLE FOUR
                   CLASSIFICATION OF CLAIMS AND INTERESTS

4.01.    Designation of Classes............................................  17
4.02.    Classification....................................................  18

                                ARTICLE FIVE
       IDENTIFICATION OF CLASSES OF CLAIMS AND INTERESTS IMPAIRED AND
                          NOT IMPAIRED BY THIS PLAN

5.01.    Classes of Claims and Interests Impaired by this Plan and Entitled
         to Vote..........................................................   18
5.02.    Class of Claims and Interests Impaired by this Plan and Deemed
         to Reject this Plan..............................................   18
5.03.    Classes of Claims Not Impaired by this Plan and Conclusively
         Presumed to Accept this Plan.....................................   18

                                   ARTICLE SIX
                PROVISIONS FOR TREATMENT OF CLAIMS AND INTERESTS

6.01.    Priority Claims (Class 1)........................................   19
6.02.    Miscellaneous Secured Claims (Class 2)...........................   19
6.03.    Senior Secured Note Claims (Class 3).............................   19
6.04.    General Unsecured Claims (Class 4)...............................   20
6.05.    Convenience Claims (Class 5).....................................   20
6.06.    510(b) Note Claims (Class 6).....................................   21

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6.07.    Old Equity Interests (Class 7)...................................   21

                                  ARTICLE SEVEN
        ACCEPTANCE OR REJECTION OF THIS PLAN; EFFECT OF REJECTION BY ONE
                OR MORE IMPAIRED CLASSES OF CLAIMS OR INTERESTS

7.01.    Acceptance by an Impaired Class of Creditors.....................   21
7.02.    Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code..   21

                                  ARTICLE EIGHT
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.01.    Assumption and Rejection of Executory Contracts and Unexpired
         Leases............................................................  21
8.02.    Cure of Defaults..................................................  22
8.03.    Bar Date for Rejection Damages....................................  23
8.04.    Employee Benefit Plans............................................  23

                                  ARTICLE NINE
                           IMPLEMENTATION OF THIS PLAN

9.01.    Vesting of Property..............................................   23
9.02.    Substantive Consolidation........................................   24
9.03.    Retention, Enforcement and Release of Causes of Action...........   24
9.04.    Implementation...................................................   25
9.05.    New Credit Facility..............................................   25
9.06.    Corporate Action.................................................   25
9.07.    Issuance of New Securities.......................................   25
9.08.    Stockholder and Registration Rights Agreements...................   25
9.09.    Cancellation of Existing Securities and Agreements...............   26
9.10.    Dissolution......................................................   26
9.11.    Amended and Restated Certificates of Incorporation; Amended and
         Restated By-Laws.................................................   26
9.12.    Directors of the Reorganized Debtors.............................   26
9.13.    Management Agreements............................................   26
9.14.    Transactions on Business Days....................................   27
9.15.    Termination of DIP Financing Agreement...........................   27
9.16.    Ordinary Course Refunds..........................................   27

                                   ARTICLE TEN
                                LITIGATION TRUST

10.01.   Establishment of the Litigation Trust; Funding...................   27
10.02.   Transfer of Designated Litigation to the Litigation Trust........   28
10.03.   Litigation Trust Interests; Term.................................   29
10.04.   Procedures for Distributions.....................................   29
10.05.   Annual Distribution; Withholding.................................   29
10.06.   Allocation of Litigation Trust Taxable Income....................   30
10.07.   Litigation; Responsibilities of Litigation Trustee...............   30

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                                    ARTICLE ELEVEN
                           PROVISIONS COVERING DISTRIBUTIONS

11.01.   Timing of Distributions Under this Plan..........................   31
11.02.   Payments and Distributions With Respect to Disputed Claims.......   31
11.03.   Allocation of Consideration......................................   31
11.04.   Cash Payments....................................................   31
11.05.   Payment of Statutory Fees........................................   32
11.06.   No Interest......................................................   32
11.07.   Setoffs..........................................................   32
11.08.   Special Provision Regarding Unimpaired Claims....................   32
11.09.   Fractional Securities............................................   32
11.10.   Compliance with Tax Requirements.................................   33
11.11.   Persons Deemed Holders of Registered Securities; Distribution
         Record Date......................................................   33
11.12.   Surrender of Existing Securities.................................   33
11.13.   Undeliverable or Unclaimed Distributions.........................   33
11.14.   Distributions on Account of Senior Secured Notes.................   34
11.15.   Exemption From Certain Transfer Taxes............................   34
11.16. Rule 9019 Settlement and Compromise of Disputes Between the Debtors,Holders of Senior Secured Note Claims and Holders of
         General Unsecured Claims..........................................  35

                                     ARTICLE TWELVE
                                   PLAN ADMINISTRATION


12.01.   Duties............................................................  35
12.02.   Funding...........................................................  35
12.03.   Distributions.....................................................  35
12.04.   Retention of Professionals........................................  35
12.05.   Succession........................................................  35
12.06.   Cooperation.......................................................  36
12.07.   Failure by Class 4 to Accept the Plan.............................  36

                                  ARTICLE THIRTEEN
           PROCEDURES FOR RESOLVING DISPUTED GENERAL UNSECURED CLAIMS

13.01.   Objections to General Unsecured Claims; Disputed General
         Unsecured Claims..................................................  36
13.02.   Estimation of General Unsecured Claims............................  36
13.03.   Timing of Payments and Distributions With Respect to Disputed
         General Unsecured Claims..........................................  37
13.04.   General Unsecured Claims Reserve..................................  37
13.05.   Distributions After Allowance of Disputed General Unsecured
         Claims............................................................  38
13.06.   Distributions After Disallowance of Disputed General Unsecured
         Claims............................................................  38

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                                ARTICLE FOURTEEN
           PROCEDURES FOR RESOLVING DISPUTED CLAIMS OTHER THAN GENERAL
                                UNSECURED CLAIMS

14.01.   Objections to Claims; Disputed Claims............................   38
14.02.   Estimation of Claims.............................................   39
14.03.   Timing of Payments and Distributions with Respect to Disputed Claims
         other than General Unsecured Claims..............................   39
14.04.   Distributions After Allowance of Disputed Claims other than
         General Unsecured Claims.........................................   39
14.05.   Prosecution of Objections........................................   40


                                 ARTICLE FIFTEEN
            DISCHARGE, INJUNCTION, RELEASES AND SETTLEMENTS OF CLAIMS

15.01.   DISCHARGE OF ALL CLAIMS AND INTERESTS AND RELEASES...............   40
15.02.   EXCULPATION......................................................   42
15.03.   INJUNCTION.......................................................   42
15.04.   Guarantees and Claims of Subordination...........................   42
15.05.   Survival of Indemnification Obligations..........................   43
15.06.   Cooperation with Litigation Trust.................................  44

                                 ARTICLE SIXTEEN
                         CONFIRMATION AND EFFECTIVE DATE

16.01.   Conditions to Entry of the Confirmation Order....................   44
16.02.   Conditions to Effective Date.....................................   44
16.03.   Waiver of Conditions.............................................   45
16.04.   Effect of Failure of Conditions..................................   45

                                    ARTICLE SEVENTEEN
                                MISCELLANEOUS PROVISIONS.

17.01.   Court to Retain Jurisdiction.....................................   45
17.02.   Binding Effect of this Plan......................................   47
17.03.   Nonvoting Stock..................................................   47
17.04.   Authorization of Corporate Action................................   47
17.05.   Withdrawal of this Plan..........................................   47
17.06.   Captions.........................................................   48
17.07.   Record Date for Voting Purposes..................................   48
17.08.   Method of Notice.................................................   48
17.09.   Dissolution of any Committee.....................................   49
17.10.   Amendments and Modifications to Plan.............................   50
17.11.   Section 1125(e) of the Bankruptcy Code...........................   50
17.12.   Post-Confirmation Obligations.....................................  50
17.13.   Severability of Plan Provisions..................................   50
17.14.   Successors and Assigns...........................................   50

                         DEBTORS' JOINT CHAPTER 11 PLAN

            aaiPharma Inc., Applied Analytical Industries Learning Center, Inc., AAI Properties, Inc., AAI Technologies, Inc., AAI Japan, Inc., aaiPharma LLC, AAI Development Services, Inc. (Delaware), AAI Development Services, Inc. (Massachusetts), and Kansas City Analytical Services, the above-captioned debtors and debtors in possession, hereby propose the following joint chapter 11 plan of reorganization pursuant to section 1121(a) of the Bankruptcy Code (as defined below).

                                  ARTICLE ONE
                      DEFINITIONS, RULES OF INTERPRETATION,
                      COMPUTATION OF TIME AND GOVERNING LAW

A. SCOPE OF DEFINITIONS; RULES OF CONSTRUCTION

      Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine, or neutral gender shall include the masculine, the feminine, and the neuter. The word "including" is not a limiting term and shall be interpreted to mean "including, but not limited to". Any term used in this Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules. Unless the context requires otherwise, the following words and phrases shall have the meaning se forth below:

B. DEFINITIONS

            AAI LLC: aaiPharma LLC.

            aaiPharma: aaiPharma Inc.

            Ad Hoc Committee of Secured Noteholders: The ad hoc committee of Holders of the Senior Secured Notes that was formed prior to the Petition Date.

            Administrative Expense: Collectively, (a) any cost or expense of administration of the Chapter 11 Cases allowed under section 503(b) of the Bankruptcy Code, including Allowed costs and expenses under sections 365(d)(3) or 365(d)(10) of the Bankruptcy Code and (b) the Bankruptcy Fees.

            Affiliates: As defined in section 101(2) of the Bankruptcy Code.

            Allowed: With respect to Claims and Administrative Expenses, (a) any Claim or Administrative Expense against a Debtor, proof of which is timely filed or by order of the Court or pursuant to this Plan is not or will not be required to be filed, (b) any Claim that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely Proof of Claim has been filed, or (c) any Claim or Administrative Expense allowed pursuant to this Plan or the Confirmation Order; provided, however, that with respect to

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any Claim described in clauses (a) or (b) above or Administrative Expense described in clause (a) above, such Claim or Administrative Expense shall be allowed only if (i) no objection to the allowance thereof has been interposed within the applicable period of time fixed by this Plan, the Bankruptcy Code, the Bankruptcy Rules or the Court or (ii) such an objection is so interposed and the Claim or Administrative Expense shall have been allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject this plan). Except as otherwise specified in this Plan or a Final Order, the amount of an allowed Claim or Administrative Expense shall not include interest on such Claim or Administrative Expense from and after the Petition Date.

            Amended and Restated By-Laws: The by-laws for the Reorganized Debtors, as amended and restated pursuant to this Plan, to be filed with the Court as part of the Plan Supplement, which shall be in form and substance satisfactory to the Ad Hoc Committee of Secured Noteholders.

            Amended and Restated Certificates of Incorporation: The certificates of incorporation and/or articles of organization for the Reorganized Debtors, as amended and restated pursuant to this Plan, to be filed with the Court as part of the Plan Supplement, which shall be in form and substance satisfactory to the Ad Hoc Committee of Secured Noteholders.

            Ballot: The ballots distributed together with the Plan and Disclosure Statement to Holders of Senior Secured Note Claims and General Unsecured Claims (i) for the purpose of accepting or rejecting this Plan and
(ii) for Holders of General Unsecured Claims to determine whether to elect to reduce their Claim to a Convenience Claim.

            Bankruptcy Code: Title 11 of the United States Code, as amended from time to time, as applicable during the Chapter 11 Cases.

            Bankruptcy Fees: Any fees or charges assessed against the Debtors' estates under section 1930 of title 28 of the United States Code.

            Bankruptcy Rules: The Federal Rules of Bankruptcy Procedure, as amended from time to time, promulgated under section 2075 of title 28 of the United States Code and the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as applicable during the Chapter 11 Cases.

            Bar Date: The date designated by the Court as the last day for filing a Proof of Claim against the Debtors.

            Business Day: Any day other than a Saturday, Sunday or "legal holiday" as defined in Bankruptcy Rule 9006(a).

            Cash: Legal tender of the United States of America.

            Causes of Action: Any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known or unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured, unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise.

            Chapter 5 Actions: Causes of Action that may exist under sections 510, 542, 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code, or under similar state laws.

            Chapter 11 Cases: The respective cases under chapter 11 of the Bankruptcy Code concerning the Debtors commenced on the Petition Date.

            Claim: Any right to (a) payment from the Debtors, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (b) an equitable remedy for breach of performance of the Debtors if such breach gives rise to a right to payment from the Debtors, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            Claims Objection Fund: $200,000 in cash paid by the Debtors to the Plan Administrator on the Effective Date (if and only if the class of Holders of General Unsecured Claims votes to accept the Plan), to be used by the Plan Administrator in accordance with section 13.01 of this Plan.

            Committees: Collectively (i) the Creditors' Committee, (ii) the Ad Hoc Committee of Secured Noteholders and (iii) any other committee(s) appointed pursuant to section 1102(a) of the Bankruptcy Code in the Chapter 11 Cases.

            Confirmation Date: The date on which the Confirmation Order is entered on the docket maintained by the clerk of the Court with respect to the Chapter 11 Cases.

            Confirmation Hearing: The hearing held by the Court pursuant to section 1128(a) of the Bankruptcy Code regarding the confirmation of this Plan pursuant to section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

            Confirmation Order: The order of the Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

            Convenience Claim: Any General Unsecured Claim that is (i) Allowed in an amount of $250 or less or (ii) Allowed in an amount greater than $250 but that is reduced to $250 by an irrevocable written election pursuant to such Holder's Ballot. In no event shall any Convenience Claim exceed $250 for the purposes of allowance, treatment, or distribution under this Plan.

            Court: The United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Chapter 11 Cases.

            Creditor: Any Entity that is the Holder of a Claim against any of the Debtors that arose on or before the Petition Date or a Claim against any of the Debtors' estates of the kind specified in section 502(g), 502(h) or 502(i) of the Bankruptcy Code.

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            Creditors' Committee: The official committee of unsecured creditors, appointed in these Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code on May 24, 2005, as the same may be constituted from time to time.

            Debtors: Collectively, AAI LLC, aaiPharma, Applied Analytical Industries Learning Center, Inc., AAI Properties, Inc., AAI Technologies, Inc., AAI Japan, Inc., AAI Development Services, Inc. (Delaware), AAI Development Services, Inc. (Massachusetts), and Kansas City Analytical Services.

            Designated Litigation: (a) the litigation pending in the United States District Court for the Southern District of New York, captioned aaiPharma Inc. v. Kremers Urban Development Co, et al., Civil 02-CV-09628-BSJ-RLE and (b) the litigation pending in the United States District Court for the Northern District of Georgia, captioned aaiPharma Inc. v. Athlon Laboratories, Inc., Civil Action No.1:04-cv-01036-BBM.

            DIP Financing Agent: Silver Point, as agent for the DIP Lenders.

            DIP Financing Agreement: The debtor in possession credit agreement by and among the Debtors, as the borrowers, the DIP Lenders, and the DIP Financing Agent, dated as of May 11, 2005, as amended from time to time.

            DIP Lender Claims: A claim against a Debtor arising pursuant to the DIP Financing Agreement.

            DIP Lenders: The lenders under the DIP Financing Agreement.

            Disclosure Statement: The disclosure statement relating to this Plan, including the exhibits and schedules thereto, as the same may be amended, modified, or supplemented from time to time, as approved by the Court pursuant to the Disclosure Statement Approval Order.

            Disclosure Statement Approval Order: The Final Order approving the Disclosure Statement Motion entered by the Court on [December __, 2005].

            Disclosure Statement Motion: The motion filed by the Debtors on November 4, 2005, pursuant to section 1125 of the Bankruptcy Code and Bankruptcy Rules 3017 and 3018 seeking approval of the adequacy of the Disclosure Statement and the solicitation procedures and scheduling the Confirmation Hearing.

            Disputed: With respect to Claims or Old Equity Interests, any Claim or Old Equity Interest that is not Allowed.

            Distribution Date: To the extent necessary, the Initial Distribution Date and each Periodic Distribution Date.

            Distribution Record Date: The date established in the Confirmation Order for determining the identity of Holders of Allowed Claims entitled to distributions under this Plan, which shall be no earlier than the date of entry of the Confirmation Order.

            Effective Date: The first Business Day immediately following the date upon which all conditions to the Effective Date set forth in section 16.02 of this Plan have been satisfied or waived by the Debtors or the Reorganized Debtors, as the case may be; provided, however, that if a stay of the Confirmation Order is in effect on such date, the Effective Date will be the first Business Day after such stay is no longer in effect.

            Entity: Any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, estate, entity, trust, trustee, United States Trustee, unincorporated organization, government, Governmental Unit, agency or political subdivision thereof.

            Estates: The bankruptcy estates of the Debtors in the Chapter 11 Cases created pursuant to section 541 of the Bankruptcy Code upon the commencement of the Debtors' Chapter 11 Cases.

            Final DIP Financing Order: That certain Final Order Pursuant To 11 U.S.C. Sections 105, 361, 362, 363, And 364 Of The Bankruptcy Code (I) Authorizing The Debtors To Obtain Postpetition Financing And Use Cash Collateral
(II) Granting Liens, Security Interest And Superpriority Claims, and (III) Granting Adequate Protection (Docket No. 135) entered on the docket of the Court on June 6, 2005, as the same has been or may be amended or supplemented by the Court from time to time.

            Final Order: An order, ruling or judgment of the Court or any other court of competent jurisdiction, which has not been reversed, vacated or stayed and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing will then be pending, or as to which any right to appeal, petition for certiorari, reargue, or rehear will have been waived in writing in form and substance satisfactory to the Debtors or, on and after the Effective Date, the Reorganized Debtors or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Court or other court of competent jurisdiction will have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing will have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing will have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order will not cause such order not to be a Final Order.

            510(b) Note Claim: Claims of the type described in, and subject to subordination under, section 510(b) of the Bankruptcy Code relating to, arising from, or in connection with the Senior Secured Notes, which Claims shall not be Senior Secured Note Claims.

            FTI: FTI Palladium Partners, a division of FTI Consulting, Inc.

            General Unsecured Claim: Any Claim other than an Administrative Expense, Miscellaneous Secured Claim, Senior Secured Note Claim, Convenience Claim, 510(b) Note Claim, Intercompany Claim, Priority Claim, or Priority Tax Claim.

            General Unsecured Cash Amount: $4,000,000 in Cash (together with any amounts remaining in the Claims Objection Fund upon the completion of the Claims objection process by the Plan Administrator) which funds are to be distributed to the Plan Administrator for the benefit of the Holders of Allowed General Unsecured Claims or to be used to fund the Litigation Trust, as herein provided, if and only if the class of Holders of General Unsecured Claims votes to accept this Plan.

            General Unsecured Claim Reserve: The General Unsecured Cash Amount that shall be held in a segregated interest bearing account to be established by the Reorganized Debtors on the Effective Date, and under the control of and in the name of the Plan Administrator, for the purpose of making distributions to Holders of Allowed General Unsecured Claims pursuant to section 13.05 of this Plan or funding the Litigation Trust, or both, as herein provided.

            Governmental Unit: As defined in section 101(27) of the Bankruptcy Code.

            Holder: Any Entity that holds a Claim or Old Equity Interest.

            Impaired: Any Claim or Old Equity Interest that is "impaired" within the meaning of section 1124 of the Bankruptcy Code.

            Indenture Trustee: Wachovia Bank, National Association (formerly, First Union National Bank) as indenture trustee under the Pre-Petition Indenture, together with its duly appointed successors and assigns, if any.

            Indenture Trustee Charging Lien: Any Lien or other priority in payment or right available to the Indenture Trustee pursuant to the Pre-Petition Indenture or otherwise under applicable law to which the Indenture Trustee is entitled, against distributions to be made to Holders of Senior Secured Note Claims for payment of the Indenture Trustee's Fees and Expenses.

            Indenture Trustee's Fees and Expenses: Any and all compensation, fees, disbursements, indemnity claims, and expenses (including the fees and expenses of the Indenture Trustee's attorneys, agents, and other professionals), including without limitation, Milbank, Tweed, Hadley & McCloy LLP, Morris Nichols Arsht & Tunnell and The Blackstone Group, incurred by the Indenture Trustee at any time prior to the Effective Date.

            Initial Distribution Date: The date that is the four-month anniversary of the Effective Date.

            Instrument: Any share of stock, security, promissory note or other "Instrument" within the meaning of that term as defined in section 9-102(47) of the Uniform Commercial Code.

            Intercompany Claim: Any Claims between and among the Debtors and any Claims of any Subsidiary against a Debtor.

            Intercreditor Agreement: That certain Intercreditor Agreement dated as of April 23, 2004 entered into among Silver Point Finance, LLC as Senior Collateral Agent, Wachovia Bank, National Association, as Noteholder Collateral Agent, and aaiPharma Inc.

            Lien: As defined in section 101(37) of the Bankruptcy Code; except that a Lien that has been avoided in accordance with a provision of the Bankruptcy Code, including sections 544, 545, 546, 547, 548 or 549, shall not constitute a Lien.

            Litigation Trust: The trust provided for under this Plan and created pursuant to the Litigation Trust Agreement to, among other things, prosecute, reduce to judgment, or settle the Designated Litigation on behalf of the Litigation Trust Interest Holders and to administer the proceeds of the Designated Litigation. The Debtors, in consultation with the Creditors' Committee, and the Ad Hoc Committee of Secured Noteholders, may determine to create the Litigation Trust as a limited liability company.

            Litigation Trust Agreement: The agreement relating to the form and administration of the Litigation Trust to be effective as of the Effective Date. The Litigation Trust Agreement will be included in the Plan Supplement and shall be in a form and substance reasonably satisfactory to the Creditors' Committee.

            Litigation Trust Interest Holders: All holders of Allowed General Unsecured Claims.

            Litigation Trust Interests: The interests in the Litigation Trust to be distributed to Holders of Allowed General Unsecured Claims pursuant to section 6.04 of this Plan.

            Litigation Trustee: The person described in and appointed pursuant to the Litigation Trust Agreement and any successor appointed pursuant to the Litigation Trust Agreement for the purpose of acting as trustee of the Litigation Trust in accordance with the terms and conditions of the Litigation Trust Agreement and the Confirmation Order. The Creditors' Committee shall file a notice with the Court identifying the Litigation Trustee no later than five
(5) days prior to the Confirmation Hearing.

            Management Incentive Plan: The equity incentive compensation plan to be adopted by the Reorganized Debtors, which shall be filed with the Court as part of the Plan Supplement, and which shall be in form and substance satisfactory to the Ad Hoc Committee of Secured Noteholders.

            Market Rate: The rate applicable to federal judgments pursuant to 28 U.S.C. Section 1961.

            Maximum Allowable Amount: With respect to any Disputed General Unsecured Claim, the least of the amounts (a) set forth in the Proof(s) of Claim filed by the Holder thereof, (b) determined by a Final Order of the Court or any other court of competent jurisdiction as the maximum fixed amount of such General Unsecured Claim or as the estimated amount of such General Unsecured Claim for allowance, distribution, and reserve purposes, (c) in the case of a Proof of Claim filed in an unliquidated, undetermined, or contingent amount, as determined by a Final Order of the Court or any other court of competent jurisdiction, or (d) as agreed upon, in writing, by the Debtors or Plan Administrator and the Holder of such Disputed Claim.

            Miscellaneous Secured Claim: Any Claim that is a "secured" claim within the meaning of, and to the extent allowable as a secured claim under, section 506 of the Bankruptcy Code, other than a Senior Secured Note Claim.

            New Board of Directors: The Board of Directors of Reorganized aaiPharma on and after the Effective Date, which shall consist of the chief executive officer and six members appointed by the Ad Hoc Committee of Secured Noteholders.

            New Common Stock: The [10,000,000] shares of common stock of Reorganized aaiPharma to be issued by Reorganized aaiPharma on and after the Effective Date pursuant to this Plan or otherwise, and having the rights set forth in the Amended and Restated Certificate of Incorporation of Reorganized aaiPharma.

            New Credit Agreement: The $40 million secured credit agreement to be executed on the Effective Date. A term sheet setting forth the material terms of the New Credit Agreement will be filed with the Court as part of the Plan Supplement.

            New Credit Facility: The financing to be provided by the New Credit Agreement (which may be on a revolving or term loan basis, or some combination thereof).

            New Credit Facility Documents: The New Credit Agreement, to be filed with the Court as part of the Plan Supplement, and any ancillary documents to be executed in connection therewith, all of which shall be in form and substance satisfactory to the Ad Hoc Committee of Secured Noteholders.

            New Loan Lenders: The lenders that are parties to the New Credit Agreement as of the Effective Date.

            Noteholder Deficiency Claim: Any unsecured Claim that may arise from the Liens in favor of the Holders of Senior Secured Notes proving insufficient to cover the Allowed Senior Secured Note Claims.

            Old Common Stock: aaiPharma's common stock, par value $0.001 per share, issued and outstanding as of the Petition Date.

            Old Equity Interests: The equity interests in aaiPharma including
(a) those represented by shares of Old Common Stock and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligating any Debtor to issue, transfer or sell any shares of Old Common Stock, and (b) Claims of the type described in, and subject to subordination under, section 510(b) of the Bankruptcy Code with respect to Old Common Stock, including Claims asserted against the Debtors in litigation pending in the United States District Court for the Eastern District of North Carolina, Western Division, captioned (i) In re aaiPharma Inc. Securities Litigation, Consolidated Civil Action No. 7:04-CV-27-D and (ii) Martin v. aaiPharma Inc., et al. (In re aaiPharma Inc. Securities Litigation), Case No. 7:04-CV-27-D, Master File Case No. 7:04-CV-78-D.

            Periodic Distribution Date: Means (a) initially, the first Business Day that is four (4) full months after the Initial Distribution Date and (b) subsequently, a Business Day designated by the Plan Administrator that occurs in the month that is four (4) full months after the immediately preceding Periodic Distribution Date, or in the case of either (a) or (b), such earlier or later date established by the Court or designated as such by the Plan Administrator in its reasonable discretion in a filing with the Court.

            Petition Date: May 10, 2005, the date on which the Debtors filed with the Court their petitions commencing the Chapter 11 Cases.

            Plan: This Joint Chapter 11 Plan of Reorganization, together with all exhibits hereto, as the same may be amended or modified from time to time.

            Plan Administration Committee: A committee consisting of three (3) members appointed by the Creditors' Committee, who shall be reasonably acceptable to the Debtors, to oversee the Plan Administrator, and determine the amount, if any, of the General Unsecured Cash Amount to be transferred to the Litigation Trust to carry out the purposes of such Litigation Trust as set forth in the Litigation Trust Agreement. The Plan Administration Committee shall be governed by the Plan Administration Committee By-laws. The Creditors' Committee shall file a notice with the Court stating the identity of the members of the Plan Administration Committee no later than five (5) days prior to the Confirmation Hearing.

            Plan Administration Committee By-laws: The by-laws governing the Plan Administration Committee, which shall not be inconsistent with the terms of this Plan, and which shall be filed with the Court as part of the Plan Supplement by the Creditors' Committee prior to the Effective Date.

            Plan Administrator: An Entity to be designated by the Creditors' Committee that shall be reasonably acceptable to the Debtors to (i) make distributions from the General Unsecured Claims Reserve required under this Plan to Holders of Allowed General Unsecured Claims, (ii) transfer from the General Unsecured Claim Reserve to the Litigation Trust the amount of the General Unsecured Cash Amount as determined by the Plan Administration Committee, and
(iii) take all actions in accordance with Article Thirteen of this Plan. The Creditors' Committee shall file a notice with the Court stating the identity of the Plan Administrator no later than five (5) days prior to the Confirmation Hearing.

            Plan Supplement: The supplemental appendix to the Plan to be filed with the Court no later than ten (10) days prior to the initial date set for the Confirmation Hearing that will contain draft forms of the documents relevant to the implementation of the Plan, as specified herein.

            Pre-Petition Indenture: That certain indenture, dated as of March 28, 2002, as amended, modified, or supplemented from time to time prior to the Petition Date, by and between aaiPharma, as issuer, and the Indenture Trustee, pursuant to which, among other things, the Senior Secured Notes were issued.

            Priority Claim: Any Claim, other than a Priority Tax Claim, DIP Lender Claim, or an Administrative Expense that is entitled to priority in payment under section 507(a) of the Bankruptcy Code.

            Priority Tax Claim: Any Claim that is entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code.

            Pro Rata: A proportionate share, so that the ratio of the amount of property distributed on account of an Allowed Claim in a class is the same as the ratio such Claim bears to the total amount of all Claims (including Disputed Claims) in such class.

            Professional: (a) Any professional employed in the Chapter 11 Cases pursuant to section 327, 328 or 1103 of the Bankruptcy Code, (b) FTI, and (c) any other Entity seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to section 503(b)(4) of the Bankruptcy Code; provided, however, professionals employed by the DIP Lenders or DIP Financing Agent and professionals employed by the Ad Hoc Committee of Secured Noteholders or the Indenture Trustee, shall not be "Professionals" for the purposes of this Plan.

            Proof of Claim: As defined in Bankruptcy Rule 3001.

            Registration Rights Agreement: The agreement to be entered into on the Effective Date between Reorganized aaiPharma and the Holders of New Common Stock, substantially in the form included in the Plan Supplement, which shall be in a form satisfactory to the Ad Hoc Committee of Secured Noteholders.

            Reorganized aaiPharma: aaiPharma from and after the Effective Date.

            Reorganized Debtors: Collectively, the Debtors from and after the Effective Date, other than those Debtors to be listed in the Plan Supplement which shall be dissolved pursuant to section 9.10 of this Plan.

            Sale Approval Order: That certain Order Pursuant to Sections 105(a), 363, and 365 of the Bankruptcy Code and Rules 2002, 6004, 6006, and 9014 of the Federal Rules of Bankruptcy Procedure (i) Authorizing the Debtors' Sale to Xanodyne Pharmaceuticals, Inc. of a Substantial Portion of Their Assets, Free and Clear of Liens, Claims, Interests, and Encumbrances; (ii) Approving an Asset Purchase Agreement; and (iii) Authorizing the Assumption, Assignment, and Sale of Certain Executory Contracts and Unexpired Leases (Docket No. 296), as entered by the Court on July 18, 2005.

            Sale Transaction: The sale transaction pursuant to which substantially all of the assets of the Debtors' Pharmaceutical Division were sold pursuant to the Sale Approval Order.

            Schedules: The schedules of assets and liabilities and the statements of financial affairs filed in the Chapter 11 Cases by the Debtors on June 24, 2005, as such schedules or statements may be amended or supplemented from time to time in accordance with Bankruptcy Rule 1009 or orders of the Court.

            Secured Claim: A Claim that (x) is secured by a Lien on property in which a Debtor has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder's interest in the Debtor's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (y) is Allowed by a Final Order or pursuant to this Plan as a Secured Claim.

            Senior Executive Employment Agreements: The employment agreements between the Reorganized Debtors and certain senior executives, all of which shall be in form and substance satisfactory to the Ad Hoc Committee of Secured Noteholders. A term sheet setting forth the material terms of each of the Senior Executive Employment Agreements shall be included in the Plan Supplement.

            Senior Secured Note Claims: Any and all Claims in respect of, or in connection with, all or any portion of the aggregate outstanding and unpaid amount of principal and interest due and owing under the Senior Secured Notes other than 510(b) Note Claims.

            Senior Secured Note Distribution: [1,000,000] shares of New Common Stock, constituting 100% of the New Common Stock to be distributed under the Plan, subject to dilution for the New Common Stock to be issued as set forth in the Management Incentive Plan.

            Senior Secured Notes: The 11-1/2% Senior Secured Notes due 2010 issued pursuant to the Pre-Petition Indenture.

            Silver Point: Silver Point Finance, LLC.

            Stockholder Agreement: The agreement to be entered into on the Effective Date between Reorganized aaiPharma and the Holders of New Common Stock, substantially in the form included in the Plan Supplement, which shall be in a form satisfactory to the Ad Hoc Committee of Secured Noteholders.

            Subsidiaries: All direct and indirect subsidiaries of aaiPharma and the other Debtors.

            Tax: All taxes, charges, fees, duties, levies, imposts, rates or other assessments imposed by any federal, state, local or foreign Governmental Unit, including income, gross receipts, excise, property, sales, stamp, use, license, capital stock, transfer, franchise, payroll, withholding, social security, value added and other taxes, and any interest, penalties, fines, losses, damages, costs or additions attributable thereto.

            Unimpaired: Any Claim or Interest that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

C. RULES OF INTERPRETATION

            For purposes of the Plan (a) any reference in the Plan to a contract, instrument, release, indenture, order, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions and shall be in form and substance satisfactory to the Debtors; (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented; (c) unless otherwise specified, all references in the Plan to Sections, Articles, Schedules, and Exhibits are references to Sections, Articles, Schedules, and Exhibits of or to the Plan; (d) the words "herein" and "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; and (f) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply. All exhibits and schedules to the Plan are incorporated into the Plan and shall be deemed to be included in, and made a part of, the Plan, as if fully set forth herein.

D. COMPUTATION OF TIME

            In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

                                  ARTICLE TWO
               PROVISIONS FOR TREATMENT OF ADMINISTRATIVE EXPENSES

            2.01. Administrative Expenses.

                  (a) The Debtors or the Reorganized Debtors, as the case may be, will pay each Allowed Administrative Expense in full, in Cash, on the later of (a) the Effective Date (or as soon thereafter as is practicable), (b) the date on which the Court enters an order allowing such Administrative Expense, or
(c) such other date to which the Reorganized Debtors and the Holder of the Allowed Administrative Expense agree; provided, however, that Allowed Administrative Expenses representing (a) obligations incurred in the ordinary course of business or assumed by the Debtors or the Reorganized Debtors, as the case may be, will be paid in full or performed by the Debtors or Reorganized Debtors, as the case may be, in the ordinary course of business, consistent with past practice and (b) obligations incurred to Professionals for services provided through the Confirmation Date will be paid in accordance with the applicable Court order approving the fees and expenses of each such Professional; provided, further, however, that Allowed Administrative Expenses incurred by the Debtors or the Reorganized Debtors, as the case may be, after the Confirmation Date, including claims for Professionals' fees and expenses, will not require application to the Court and shall be paid by the Debtors or Reorganized Debtors, as the case may be, in the ordinary course of business and without further Court approval. All applications for final allowance of compensation and reimbursement of expenses will be subject to the authorization and approval of the Court. Any objections to such applications shall be filed no later than twenty (20) days following the date on which a final fee application is filed with the Court. All Obligations (as such term is defined in the DIP Financing Agreement) payable under the DIP Financing Agreement and all other DIP Lender Claims, including any Claims for reimbursement of expenses and fees of professionals employed by the DIP Lenders shall constitute Allowed Administrative Expenses and shall be paid in full, in cash, on the Effective Date without any setoff, defenses or counterclaims without the need for application to or approval from the Court. All Indenture Trustee's Fees and Expenses and/or Senior Secured Noteholder Fees (as such term is defined in the Final DIP Financing Order) shall constitute Allowed Administrative Expenses and shall be paid in full in cash on the Effective Date, without any setoffs, defenses or counterclaims and without the need for application to, or approval of, any court. The Indenture Trustee's Charging Lien will be discharged solely upon payment in full of the Indenture Trustee's Fees and Expenses. No provision of this Plan shall be deemed to impair, waive, or discharge the Indenture Trustee's Charging Lien for any fees and expenses not paid by the Reorganized Debtors.

            (b) Full Settlement. As more specifically set forth in, and without in any way limiting, section 15.01 of this Plan, the distributions provided for in and when paid pursuant to this section 2.01 are in full settlement and release of all Administrative Expenses.

                                 ARTICLE THREE
                 PROVISIONS FOR TREATMENT OF PRIORITY TAX CLAIMS

         3.01. Priority Tax Claims.


            (a) Treatment. With respect to each Allowed Priority Tax Claim, at the sole option of the Debtors, each Holder of an Allowed Priority Tax Claim shall be entitled to receive from the Reorganized Debtors on account of such
Claim:

                  (i) Cash payments made in equal annual installments beginning on or before the first (1st) anniversary following the Effective Date with the final installment being payable no later than the sixth (6th) anniversary of the date of the assessment of such Allowed Priority Tax Claim, together with interest on the unpaid balance of such Allowed Priority Tax Claim from the Effective Date calculated at the Market Rate; or

                  (ii) Such other treatment agreed to by each Holder of such Allowed Priority Tax Claim and the Debtors or Reorganized Debtors, as the case may be.

            (b) Full Settlement. As more specifically set forth in, and without in any way limiting, section 15.01 of this Plan, the distributions provided for in and when paid pursuant to this section 3.01 are in full settlement, release and discharge of all Priority Tax Claims.

                                  ARTICLE FOUR
                     CLASSIFICATION OF CLAIMS AND INTERESTS

         4.01. Designation of Classes. Pursuant to sections 1122 and 1123(a) of the Bankruptcy Code, set forth below is a designation of classes of Claims and Interests.

Administrative Expenses and Priority Tax Claims of the kinds specified in sections 507(a)(1) and 507(a)(8) of the Bankruptcy Code (set forth in Articles Two and Three, above) have not been classified and are excluded from the following classes in accordance with section 1123(a)(l) of the Bankruptcy Code.

         4.02. Classification. The classification of Claims and Interests pursuant to this Plan is as follows:

 Class                                             Status             Voting Rights
 -----                                             -----------    -----------------------
Class 1: Priority Claims........................   Unimpaired     deemed to accept
                                                                  the Plan; not entitled
                                                                  to vote
Class 2: Miscellaneous Secured Claims...........   Unimpaired     deemed to accept
                                                                  the Plan; not entitled
                                                                  to vote
Class 3: Senior Secured Note Claims.............   Impaired       entitled to vote
Class 4: General Unsecured Claims...............   Impaired       entitled to vote
Class 5: Convenience Claims.....................   Unimpaired     deemed to accept
                                                                  the Plan; not entitled
                                                                  to vote
Class 6: 510(b) Note Claims.....................   Impaired       deemed to reject
                                                                  the Plan; not entitled
                                                                  to vote
Class 7: Old Equity Interests...................   Impaired       deemed to reject
                                                                  the Plan; not entitled
                                                                  to vote

                                  ARTICLE FIVE
                     IDENTIFICATION OF CLASSES OF CLAIMS AND
                INTERESTS IMPAIRED AND NOT IMPAIRED BY THIS PLAN

         5.01. Classes of Claims and Interests Impaired by this Plan and Entitled to Vote. Senior Secured Note Claims (Class 3) and General Unsecured Claims (Class 4) are Impaired by this Plan and the Holders of Allowed Claims in such classes are entitled to vote to accept or reject this Plan.

         5.02. Class of Claims and Interests Impaired by this Plan and Deemed to Reject this Plan. 510(b) Note Claims (Class 6) and Old Equity Interests (Class
7) are Impaired and Holders of such Claims or Old Equity Interests do not receive or retain any property under this Plan. Under section 1126(g) of the Bankruptcy Code, the Holders of 510(b) Note Claims and Old Equity Interests are deemed to reject this Plan and the votes of such Holders will not be solicited.

         5.03. Classes of Claims Not Impaired by this Plan and Conclusively Presumed to Accept this Plan. Priority Claims (Class 1), Miscellaneous Secured Claims (Class 2), and

Convenience Claims (Class 5) are not Impaired by this Plan. Under section 1126(f) of the Bankruptcy Code, the Holders of such Claims are conclusively presumed to accept this Plan, and the votes of such Holders will not be solicited.

                                  ARTICLE SIX
                           PROVISIONS FOR TREATMENT OF
                              CLAIMS AND INTERESTS

         6.01. Priority Claims (Class 1).

            (a) Treatment. On the latest of (a) the Effective Date (or as soon as practicable thereafter), (b) the date on which such Priority Claim becomes an Allowed Priority Claim, or (c) such other date on which the Debtors and the Holder of such Allowed Priority Claim may agree, each Holder of an Allowed Priority Claim shall be entitled to receive Cash in an amount sufficient to render such Allowed Priority Claim Unimpaired under section 1124 of the Bankruptcy Code; provided, however, that Allowed Priority Claims representing obligations incurred in the ordinary course will be paid in full or performed by the Debtors or Reorganized Debtors, consistent with past practice.

            (b) Full Settlement. As more specifically set forth in, and without in any way limiting section 15.01 of this Plan, the distributions provided in and when paid pursuant to this section 6.01 are in full settlement and release of each Holder's Priority Claim and all other Claims against any and all of the Debtors, if any, of such Holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Priority Claim was based. Class 1 is Unimpaired.

         6.02. Miscellaneous Secured Claims (Class 2).

            (a) Treatment. On the Effective Date, at the sole option of the Debtors, (i) the legal, equitable and contractual rights to which the Miscellaneous Secured Claim entitles the Holder of such Claim will remain unaltered, and the Holder of such Claim shall retain any Liens and/or security interests securing such Claim, or (ii) the Debtors will provide other treatment that will render such Miscellaneous Secured Claim Unimpaired under section 1124 of the Bankruptcy Code.

            (b) Full Settlement. As more specifically set forth in, and without in any way limiting section 15.01 of this Plan, the distributions provided in and when paid pursuant to this section 6.02 are in full settlement and release of each Holder's Miscellaneous Secured Claim and all other Claims against any and all of the Debtors, if any, of such Holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Miscellaneous Secured Claim was based. Class 2 is Unimpaired.

6.03. Senior Secured Note Claims (Class 3).

            (a) Treatment. The Senior Secured Note Claims are Allowed in the amount of $187,811,020.83, without avoidance, setoff, subordination, any defenses, counterclaims, or any other reduction of any kind. On the Effective Date, in full satisfaction, release, and discharge of, and in exchange for, all Allowed Senior Secured Note Claims, each Holder of an Allowed Senior Secured Note Claim shall be entitled to receive (i) its Pro Rata share of the Senior Secured Note Distribution and (ii) to the extent unpaid, payment in cash in full of all Indenture Trustee's Fees and Expenses and/or Senior Secured Noteholder Fees (as such term is defined in the Final DIP Financing Order).

            (b) Waiver of Deficiency Claims. Subject to the occurrence of the Effective Date, if Class 4 votes to accept this Plan, each Holder of a Senior Secured Note Claim waives any Noteholder Deficiency Claims, and by voting to accept this Plan, Holders of Senior Secured Note Claims shall be deemed to have directed the Indenture Trustee to waive any Noteholder Deficiency Claims. As such, subject to the occurrence of the Effective Date and if Class 4 votes to accept this Plan, Holders of Senior Secured Note Claims shall not share in the General Unsecured Cash Amount and shall not be Litigation Trust Interest Holders.

            (c) Full Settlement. As more specifically set forth in, and without in any way limiting section 15.01 of this Plan, the benefits provided in this section 6.03 (when distributed to the Indenture Trustee in accordance with the Plan) to the Holders of Senior Secured Note Claims are in full settlement and release of each Holder's Senior Secured Note Claim and all other Claims against any and all of the Debtors, if any, of such Holder directly or indirectly related to or arising out of the transaction, agreements or instruments upon which such Senior Secured Note Claim was based (other than any 510(b) Note Claim, which shall receive the treatment set forth in section 6.06 of this
Plan). Class 3 is Impaired.

         6.04. General Unsecured Claims (Class 4).

            (a) Treatment. Pursuant to the terms of a settlement between the Debtors, the Holders of Senior Secured Note Claims and the Holders of General Unsecured Claims, and provided that Class 4 votes to accept this Plan, as soon as practicable following the earlier of (i) the Initial Distribution Date and
(ii) the date on which all Disputed General Unsecured Claims have been resolved by Final Order of the Court, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of (x) the General Unsecured Cash Amount and
(y) the Litigation Trust Interests in accordance with sections 13.05 and 13.06 of this Plan.

            (b) Full Settlement. As more specifically set forth in, and without in any way limiting section 15.01 of this Plan, the benefits provided in this section 6.04 (and the payment or transfer of such benefits to the General Unsecured Claim Reserve and the Litigation Trust, as the case may be) to the Holders of General Unsecured Claims are in full settlement and release of each Holder's General Unsecured Claim and all other Claims against any and all of the Debtors, if any, of such Holder directly or indirectly related to or arising out of the transaction, agreements or instruments upon which such General Unsecured Claim was based. Class 4 is Impaired.

         6.05. Convenience Claims (Class 5).

            (a) Treatment. On the Effective Date (or as soon as practicable thereafter), each Holder of an Allowed Convenience Claim, including Holders of General

Unsecured Claims who have elected to reduce such General Unsecured Claim to $250 by an irrevocable written election pursuant to such Holders' Ballot, shall receive Cash in an amount sufficient to render such Allowed Convenience Claim Unimpaired under section 1124 of the Bankruptcy Code.

            (b) Full Settlement. As more specifically set forth in and without in any way limiting section 15.01 of this Plan, the distributions provided in and the payments made pursuant to this section 6.05 are in full settlement and release of each Holder's Convenience Claim and all other Claims against any and all of the Debtors, if any, of such Holder directly or indirectly related to or arising out of the transactions, agreements or instruments upon which such Convenience Claim was based. Class 5 is Unimpaired.

         6.06. 510(b) Note Claims(Class 6). On the Effective Date, all 510(b) Note Claims will be extinguished and no distributions will be made to Holders of 510(b) Note Claims. The Holders of 510(b) Note Claims are not entitled to receive any distribution or retain any property under the Plan. Class 6 is Impaired.

         6.07. Old Equity Interests (Class 7). On the Effective Date, all Old Equity Interests will be extinguished and no distributions will be made to Holders of Old Equity Interests. The Holders of Old Equity Interests are not entitled to receive any distribution or retain any property under the Plan. Class 7 is Impaired.

                                  ARTICLE SEVEN
                      ACCEPTANCE OR REJECTION OF THIS PLAN;
                   EFFECT OF REJECTION BY ONE OR MORE IMPAIRED
                         CLASSES OF CLAIMS OR INTERESTS

         7.01. Acceptance by an Impaired Class of Creditors. Consistent with section 1126(c) of the Bankruptcy Code and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired class of Claims will have accepted this Plan if this Plan is accepted by Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject this Plan.

         7.02. Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. With respect to Classes 6 and 7 and any Impaired Class that does not accept this Plan, the Debtors intend to request that the Court confirm this Plan in accordance with section 1129(b) of the Bankruptcy Code.

                                 ARTICLE EIGHT
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES

         8.01. Assumption and Rejection of Executory Contracts and Unexpired Leases.

            (a) The Debtors will have until the Confirmation Date to file a motion or motions to assume or reject executory contracts and unexpired leases that have not been previously assumed or rejected. Each executory contract or unexpired lease that (i) has not been expressly assumed or rejected with approval by order of the Court on or prior to the Confirmation Date, (ii) is not the subject of a motion to reject pending as of the Confirmation Date, or (iii) that is not specifically designated as a contract or lease to be rejected on Schedule 8.01, which Schedule shall be filed as part of the Plan Supplement and served on the counterparties to such contracts or leases, will, as of the Effective Date, and subject to section 8.01(b) of this Plan, be deemed to have been assumed by the Debtors.

            (b) Notwithstanding anything otherwise to the contrary, the Debtors reserve the right, on or prior to the Confirmation Date, to amend Schedule 8.01 to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, respectively, assumed or rejected. The Debtors shall provide notice of any amendments to Schedule 8.01 to the parties to the executory contracts and unexpired leases affected thereby. The listing of a document on Schedule 8.01 shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

            (c) Approval of Assumptions and Rejections by Confirmation Order. Entry of the Confirmation Order by the Court shall constitute approval of the rejections, assumptions and, to the extent applicable, assumptions and assignments, contemplated by this Plan pursuant to sections 365 and 1123 of the Bankruptcy Code. Each executory contract and unexpired lease assumed pursuant to section 8.01(a) of this Plan (except for those that are assumed and assigned) shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of this Plan, or any order of the Court authorizing or providing for its assumption or applicable federal law. Except as otherwise provided in the Confirmation Order, the only adequate assurance of future performance shall be the promise of the applicable Reorganized Debtor to perform all obligations under any executory contract or unexpired lease under the Plan. The Debtors reserve the right to file a motion on or before the Confirmation Date to assume or reject any executory contract and unexpired lease.

            (d) Scope of Assumed Agreements. Each executory contract and unexpired lease that is assumed or that is assumed and assigned shall include
(a) all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease and (b) in respect of agreements relating to premises, all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, reciprocal easement agreements, and any other interests in real estate or rights in rem related to such premises, unless (i) any of the foregoing agreements has been rejected pursuant to a Final Order of the Court or is otherwise rejected as a part of this Plan, or (ii) the non-Debtor party to such executory contract or unexpired lease has agreed otherwise.

         8.02. Cure of Defaults. Except to the extent that different treatment has been agreed to by the non-Debtor party or parties to any executory contract or unexpired lease to be assumed pursuant to section 8.01 hereof, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within thirty (30) days after the Confirmation Date, file a pleading with the Court listing the cure amounts of all executory contracts and unexpired leases to be assumed. The parties to such executory contracts and unexpired leases to be assumed by the Debtors shall have thirty (30) days to object to the cure amounts listed by the Debtors. A party to an executory contract or unexpired lease to be assumed by the Debtors that does not file an objection with the Court on or before the deadline set by this section 8.02 for objections to the cure amount shall be deemed to have waived its right to dispute such amount. If there are any objections filed, the Court shall hold a hearing. In the event the Court determines that the cure amount is greater than the cure amount listed by the Debtors, the Reorganized Debtors may elect to reject the executory contract or unexpired lease and not pay such greater cure amount. All cure amounts to be paid pursuant to this section 8.02 shall be paid by the Reorganized Debtors and shall not be payable from any of the funds held in the General Unsecured Claim Reserve or the Litigation Trust.

         8.03. Bar Date for Rejection Damages. Unless otherwise provided by an order of the Court entered prior to the Confirmation Date, a Proof of Claim with respect to any Claim against the Debtors arising from the rejection of any executory contract or unexpired lease pursuant to an order of the Court (including the Confirmation Order) must be filed with the Court within (a) the time period established by the Court in an order of the Court approving such rejection, or (b) if no such time period is or was established, thirty (30) days from the date of entry of such order of the Court approving such rejection. Any Entity that fails to file a Proof of Claim with respect to its Claim arising from such a rejection within the period set forth above will be forever barred from asserting a Claim against the Debtors or the Reorganized Debtors or any of their Subsidiaries or their respective property or interests in property. All Allowed Claims arising from the rejection of executory contracts or unexpired leases will be classified as General Unsecured Claims (Class 4).

         8.04. Employee Benefit Plans. On and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtors shall continue to pay all retiree benefits of the Debtors (within the meaning of section 1114 of the Bankruptcy Code), if any, at the level established in accordance with section 1114 of the Bankruptcy Code, at any time prior to the Confirmation Date, for the duration of the period for which the Debtors had obligated themselves to provide such benefits.

                                  ARTICLE NINE
                           IMPLEMENTATION OF THIS PLAN

         9.01. Vesting of Property. On the Effective Date, title to all property of the Debtors' estates will pass to and vest in the applicable Reorganized Debtor, free and clear of all Claims, interests, Liens, security interests, charges and other encumbrances (except as otherwise provided in this Plan); provided, however, that the General Unsecured Claim Reserve and the Claims Objection Fund shall pass to the Plan Administrator and the Designated Litigation shall pass to the Litigation Trust, each free and clear of all Claims, interests, Liens, security interests, charges and other encumbrances, subject only to Litigation Trust Interests, the Claims held by Holders of General Unsecured Claims, and the reversion interest of the Reorganized Debtors in accordance with section 10.02(b) of this Plan. Confirmation of this Plan (subject to the occurrence of the Effective Date) will be binding, and the Debtors' debts will, without in any way limiting section 15.01 of this Plan, be discharged as provided in section 1141 of the Bankruptcy Code.

         9.02. Substantive Consolidation. This Plan contemplates entry of the Confirmation Order effecting the substantive consolidation of the Chapter 11 Cases of the Debtors into a single Chapter 11 Case solely for the purposes of all actions associated with confirmation and consummation of this Plan. On the Confirmation Date or such other date as may be set by a Final Order of the Court, but subject to the occurrence of the Effective Date: (i) solely for the purposes of this Plan and the distributions and transactions contemplated hereby, all assets and liabilities of the Debtors shall be treated as though they were merged; (ii) any obligation of any Debtor and all guarantees thereof executed by one or more of the Debtors shall be deemed to be one obligation of the consolidated Debtors; (iii) any Claims filed or to be filed in connection with any such obligation and such guarantees shall be deemed one Claim against the consolidated Debtors; (iv) each and every Claim filed in the individual Chapter 11 Case of any of the Debtors shall be deemed filed against the consolidated Debtors in the consolidated Chapter 11 Case of the Debtors and shall be deemed a single obligation of all of the Debtors under this Plan on and after the Confirmation Date; (v) all duplicative Claims (identical in both amount and subject matter) filed against more than one of the Debtors will be automatically expunged so that only one Claim survives against the consolidated Debtors but in no way shall such Claim be deemed Allowed by reason of this section 9.02; and (vi) the consolidated Debtors will be deemed, for purposes of determining the availability of the right of set-off under section 553 of the Bankruptcy Code, to be one entity, so that, subject to other provisions of section 553 of the Bankruptcy Code, the debts due to a particular Debtor may be offset against Claims against such Debtor or another Debtor. Notwithstanding the provisions of this section 9.02, but subject to section 9.10 of this Plan, each of the Debtors will, as Reorganized Debtors, continue to exist after the Effective Date as separate legal entities. The substantive consolidation provided for in this section 9.02 shall not affect the obligations of each and every Debtor to pay Bankruptcy Fees to the Office of the United States Trustee that may have come due prior to the Effective Date. Notwithstanding anything to the contrary in this section 9.02, all Intercompany Claims shall remain Unimpaired; provided, however, no distribution of Cash under this Plan shall be made on account of such Intercompany Claims.

         9.03. Retention, Enforcement and Release of Causes of Action. In addition to the waivers of Causes of Action set forth in section 15.01(d) herein, the Reorganized Debtors will waive all Causes of Action that may exist under sections 542, 544 through 550 and 558 of the Bankruptcy Code or under similar state laws, including any fraudulent conveyance claims, other than avoidance action claims that may exist against any of the Debtors' former officers or directors who in connection with any act or omission by such person in connection with or relating to the Debtors or their businesses, has been or is hereafter (i) indicted or charged with any criminal action, (ii) a person against whom civil charges are brought by the Securities and Exchange Commission, or (iii) found by any court or tribunal to have acted with gross negligence or willful misconduct. Notwithstanding the release of Causes of Action set forth in this section 9.03, the Plan Administrator shall have the right and shall be deemed the Debtors' agent to pursue such rights of action, including the Debtors' rights under section 502(d) of the Bankruptcy Code, as a defensive measure, including, without limitation, for purposes of setoff against distributions, if any, due to a Holder of a General Unsecured Claim pursuant to the Plan;

provided, however, that nothing in this Plan shall give the Plan Administrator or any other party the right to bring any Claims now barred under paragraph 14 of the Final DIP Financing Order. The Reorganized Debtors, as representatives of the chapter 11 estates of the Debtors, will retain the exclusive right to enforce, in their sole discretion, any and all Causes of Action of the Debtors not released pursuant to the terms of the Plan or that are not transferred to the Litigation Trust or the Plan Administrator.

         9.04. Implementation. Pursuant to the Confirmation Order and upon confirmation of this Plan, the Debtors or the Reorganized Debtors, as the case may be, will be authorized to take all necessary steps, and perform all necessary acts, to consummate the terms and conditions of this Plan. The Reorganized Debtors shall be authorized to execute, deliver, or record such contracts, instruments, releases, indentures, and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. On or before the Effective Date, the Debtors or the Reorganized Debtors, as the case may be, may file with the Court the agreements and documents as may be necessary or appropriate to effectuate or further evidence the terms and conditions of this Plan. The Debtors or the Reorganized Debtors, as the case may be, are hereby authorized to execute the agreements and documents and take such other actions as are necessary to effectuate the transactions provided for in this Plan, without the need for any required approvals, authorizations or consents.

         9.05. New Credit Facility. On the Effective Date, the Reorganized Debtors are authorized to enter into the New Credit Facility and to grant the liens contemplated thereby.

         9.06. Corporate Action. On the Effective Date, and as provided in the Plan, the adoption of the Amended and Restated Certificates of Incorporation and the Amended and Restated By-Laws, the selection of directors and officers of the Reorganized Debtors, and all actions of the Debtors and the Reorganized Debtors contemplated by the Plan shall be deemed, without further action of any kind or nature, to be authorized and approved in all respects (subject to the provisions of the Plan and Confirmation Order). All matters provided for in the Plan involving the corporate structure of the Debtors and the Reorganized Debtors and any corporate action required by the Debtors and the Reorganized Debtors in connection with the Plan, shall be deemed to have timely occurred in accordance with applicable state law and shall be in effect, without any requirement of further action by the security holders or directors or officers of the Debtors and the Reorganized Debtors.

         9.07. Issuance of New Securities. The issuance of the New Common Stock by Reorganized aaiPharma and its distribution to Holders of the Senior Secured Notes is hereby authorized and directed, without the need for any further corporate action, under applicable law, regulation, order, rule or otherwise.
Section 1145 of the Bankruptcy Code applies with respect to the issuance and transfer of the New Common Stock under this Plan, and therefore, the New Common Stock issued pursuant to the Plan and its transfer will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, as well as any and all applicable state and local laws, rules, and regulations.

         9.08. Stockholder and Registration Rights Agreements. On the Effective Date, Reorganized aaiPharma and each Holder of Senior Secured Note Claims shall be deemed to have entered into the Stockholder Agreement and the Registration Rights Agreement on account of the New Common Stock issued to such Holders of Senior Secured Note Claims pursuant to this Plan.

         9.09. Cancellation of Existing Securities and Agreements. On the Effective Date, the DIP Financing Agreement, the Pre-Petition Indenture, the Senior Secured Notes, the Intercreditor Agreement, and Old Equity Interests, as well as any and all securities or agreements relating to the DIP Financing Agreement and/or the Pre-Petition Indenture shall be deemed automatically canceled, terminated and of no further force or effect without further act or action under any applicable agreement, law, regulation, order, or rule and the obligations of the Debtors and the Indenture Trustee, as applicable, under the agreements, indentures, and certificates of designations governing such Claims shall be discharged; provided, however, that the Pre-Petition Indenture shall continue in effect for the limited purpose of allowing the Indenture Trustee to make any distributions on account of Senior Secured Notes pursuant to the Plan, to perform any other necessary administrative functions with respect thereto, and to enforce the Indenture Trustee Charging Lien to the extent applicable.

         9.10. Dissolution. On the Effective Date, the Debtors listed in the applicable Plan Supplement filing shall be deemed dissolved for all purposes, without further action. Notwithstanding the foregoing, from and after the Effective Date, the Debtors or Reorganized Debtors, as the case may be, may execute such documents and take such other actions as they deem appropriate in connection with the dissolution of such entities.

         9.11. Amended and Restated Certificates of Incorporation; Amended and Restated By-Laws. On the Effective Date, or as soon thereafter as practicable, the Reorganized Debtors will amend their certificates of incorporation by filing the Amended and Restated Certificates of Incorporation, and will be deemed to have adopted the Amended and Restated By-Laws.

         9.12. Directors of the Reorganized Debtors. Subject to any requirement of Court approval pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors will disclose, on or prior to the Confirmation Date, the identity and affiliations of all Persons proposed to serve on the initial boards of directors of the Reorganized Debtors and all Persons proposed to serve as an initial officer of any or all of the Reorganized Debtors, and to the extent such person is an Insider, the nature of any compensation for such person. The classification and composition of the board of directors shall be consistent with the respective Amended and Restated Certificates of Incorporation. Each such director or officer shall serve from and after the Effective Date pursuant to the terms of the respective Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Reorganized Debtors and the applicable corporation or limited liability company law, as applicable, of the state in which the Reorganized Debtor is organized.

         9.13. Management Agreements. The Senior Executive Employment Agreements shall be effective as of the Effective Date and such Senior Executive Employment Agreements shall supercede, govern, and satisfy all agreements between the Debtors and the parties to the Senior Executive Employment Agreements.

         9.14. Transactions on Business Days. If the Effective Date or any other date on which a transaction may occur under this Plan will occur on a day that is not a Business Day, the transactions contemplated by this Plan to occur on such day will instead occur on the next succeeding Business Day.

         9.15. Termination of DIP Financing Agreement. Upon the payment of all Obligations (as such term is defined in the DIP Financing Agreement) incurred under or pursuant to the DIP Financing Agreement, in cash, as provided in section 2.01 of this Plan and the termination or cash collateralization of all Letters of Credit issued in connection therewith, the DIP Financing Agreement shall be deemed terminated. Upon payment or satisfaction in full of all Obligations (as such term is defined in the DIP Financing Agreement) under or pursuant to the DIP Financing Agreement in accordance with the terms thereof, all Liens and security interests granted to secure such obligations shall be released and shall be of no further force and effect.

         9.16. Ordinary Course Refunds. In the ordinary course of business, the Debtors' development services division requires that customers provide advance payment to the Debtors for certain development services work on behalf of that customer and the Debtors use those advance payments to fund the work. If a portion of such advance payment remains after completion of the development services work, the Debtors refund the remainder of the advance payment to the client. The Reorganized Debtors shall continue the Debtors' ordinary course practice of refunding such unutilized portions of advance payments upon completion of development services work.

                                  ARTICLE TEN
                                LITIGATION TRUST

         10.01. Establishment of the Litigation Trust; Funding.

            (a) On the Effective Date, the Litigation Trust shall be established as a separate entity, without any further action of the directors or shareholders of the Debtors or the Reorganized Debtors, and shall become effective pursuant to the Litigation Trust Agreement for the benefit of the Holders of Allowed General Unsecured Claims who hold Litigation Trust Interests. Subject to the terms of this Plan and any contrary provision required in connection therewith, the Litigation Trust Agreement shall contain provisions customary to trust agreements utilized in comparable circumstances and shall be in form and substance acceptable to the Creditors' Committee.

            (b) Upon the occurrence of the Effective Date, all parties (including the Debtors, the Reorganized Debtors, the Litigation Trustee, and Holders of Allowed Claims in all classes, as appropriate) will be deemed to have executed any documents or other instruments necessary to cause the transfer of the relevant rights (including, where applicable, by license) to be transferred to the Litigation Trust as of the Effective Date; provided, however, such transfer shall only be made to the extent necessary to prosecute and, if required, to defend the Designated Litigation. Neither the Litigation Trust nor the Litigation Trustee shall have or acquire any

Claim or Cause of Action other than the Designated Litigation and any right of setoff in connection with the Designated Litigation.

            (c) The Litigation Trust shall be funded solely from the General Unsecured Cash Amount in an amount to be determined prior to the Initial Distribution Date by the Plan Administration Committee and neither the Debtors nor the Reorganized Debtors shall have any obligation to fund the Litigation Trust in any way. Funds remaining in the Litigation Trust and not expended in connection with the Designated Litigation shall be returned to the General Unsecured Claim Reserve.

         10.02. Transfer of Designated Litigation to the Litigation Trust.

            (a) On the Effective Date, the Debtors shall transfer, and shall be deemed to have transferred to the Litigation Trust, for and on behalf of Litigation Trust Interest Holders, all of the right, title, and interest in the Designated Litigation. Any outstanding fees and costs incurred by the Debtors in connection with the Designated Litigation transferred to the Litigation Trust prior to the date of the transfer to the Litigation Trust shall be paid by the Debtors. Upon such transfer, the Debtors and the Reorganized Debtors shall have no other further rights or obligations with respect to the Designated Litigation or the Litigation Trust; provided, however, the Reorganized Debtors and each of their directors, officers, and employees shall provide reasonable and necessary support and cooperation to the Litigation Trust and to the professionals prosecuting or defending any action transferred to the Litigation Trust, at the Litigation Trust's cost and expense in connection with the Designated Litigation, and shall receive reasonable reimbursement from the Litigation Trust for any out-of-pocket fees and expenses incurred in connection therewith (including any reasonable and documented attorney fees and expenses up to an aggregate amount of $35,000).

            (b) If the Plan Administration Committee determines not to prosecute any Designated Litigation, it shall immediately advise the Reorganized Debtors in writing and file a notice with the Court of such determination and all rights and obligations with respect to such Designated Litigation shall immediately revert to the Reorganized Debtors and the Litigation Trust shall have no other or further rights with respect to such Designated Litigation; provided, however, the Litigation Trustee shall reasonably cooperate with the Reorganized Debtors in the transfer and transition of such Designated Litigation to the Reorganized Debtors. From and after the date of transfer of the Designated Litigation from the Litigation Trustee to the Reorganized Debtors, the Reorganized Debtors shall have the sole responsibility and obligation to pay any costs and expenses (including legal and other professional fees) incurred from and after the date of transfer back to the Reorganized Debtors in connection with the Designated Litigation.

            (c) Notwithstanding any right of setoff under section 553 of the Bankruptcy Code, any and all Claims of any person or Entity that have been or may be asserted in response to or in connection with Designated Litigation against the Debtors shall be and hereby are discharged pursuant to section 1141 of the Bankruptcy Code and this Plan.

            (d) In connection with the above-described rights and the Designated Litigation, and in recognition of the common interest of the Debtors, the Reorganized Debtors, the Creditors' Committee, and the Litigation Trust in maximizing distributions to Holders of Allowed General Unsecured Claims under this Plan, (i) any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications (whether written or oral) with respect to the Designated Litigation (any such privilege or immunity, a "Privilege") shall be extended to the Litigation Trust, the Plan Administrator, and the Plan Administration Committee and shall vest in the Litigation Trust, the Plan Administrator, Plan Administration Committee and each of their representatives, and (ii) the Reorganized Debtors will also retain any Privilege transferred to the Litigation Trust. The Debtors, the Reorganized Debtors, the Plan Administrator, and the Litigation Trustee are authorized to take all necessary actions to effectuate the extension of such Privileges, including executing an appropriate joint defense agreement and any other agreements necessary or appropriate to effectuate the terms of this provision. Notwithstanding anything otherwise to the contrary, only the Reorganized Debtors shall have the right to waive or relinquish any Privilege with regard to any communications or other documents concerning any pharmaceutical or other product other than omeprazole.

            (e) In the event that Class 4 does not vote to accept the Plan, no Litigation Trust shall be formed for the benefit of Holders of General Unsecured Claims and the Reorganized Debtors shall continue to retain all of the right, title, and interest in the Designated Litigation.

         10.03. Litigation Trust Interests; Term.

            (a) Registry of Litigation Trust Interests. The Litigation Trustee shall establish and maintain a registry of the holders of Litigation Trust Interests. Litigation Trust Interests shall be uncertificated and represented solely by the registry of the Litigation Trustee and the Litigation Trust Interests shall not be transferable; provided, however, that such Litigation Trust Interests shall be transferable to the extent permitted by applicable law without the need for registration upon the death of the Litigation Trust Interest Holder by operation of applicable laws relating to testamentary or intestate succession.

            (b) Term. The Litigation Trust shall be dissolved upon the earlier of the distribution of the full amount of all recoveries obtained in connection with the Designated Litigation or the reversion of the Designated Litigation to the Reorganized Debtors pursuant to section 10.02(b) of this Plan.

         10.04. Procedures for Distributions. The amount of Litigation Trust Interests to be distributed, the procedures for making such distributions, as well as the procedures for making Annual Distributions in accordance with section 10.05 shall be set forth in the Litigation Trust Agreement.

         10.05. Annual Distribution; Withholding. The Litigation Trust shall distribute at least annually to the Holders of Litigation Trust Interests any net proceeds from the Designated Litigation and any other cash as determined by the Plan Administration Committee by transferring the funds to the Plan Administrator, which shall act as the disbursing agent for the Litigation Trust; provided, however, that the Litigation Trust may retain such amounts (i) to pay reasonable administrative expenses (including any taxes imposed on the Litigation Trust or in respect of the assets of the Litigation Trust), (ii) to satisfy other liabilities incurred or assumed by the Litigation Trust in accordance with the Plan or the Litigation Trust Agreement and (iii) to prosecute, reduce to judgment, or settle the Designated Litigation. All such distributions shall be pro rata based on the number of Litigation Trust Interests held by a Holder compared with the aggregate number of Litigation Trust Interests outstanding. In accordance with the Litigation Trust Agreement, the Litigation Trustee may withhold from amounts distributable to any Litigation Trust Interest Holder any and all amounts, determined in the Litigation Trustee's reasonable discretion (upon consultation with the Plan Administration Committee) to be required by any law, regulation, rule, ruling, directive or other governmental requirement. In connection with all such distributions, the Plan Administrator shall serve as distribution agent for the Litigation Trust.

         10.06. Allocation of Litigation Trust Taxable Income. Allocations of Litigation Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Litigation Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the Holders of the Litigation Trust Interests, taking into account all prior and concurrent distributions from the Litigation Trust (including all distributions held in the General Unsecured Claims Reserve pending the resolution of Disputed Claims). Similarly, taxable loss of the Litigation Trust will be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of all of the assets of the Litigation Trust. The tax book value of the assets of the Litigation Trust for this purpose shall equal the fair market value of such assets on the Effective Date or, if later, the date such assets were acquired by the Litigation Trust, adjusted in either case in accordance with tax accounting principals prescribed by the Tax Code, the regulations and other applicable administrative and judicial authorities and pronouncements.

         10.07. Litigation; Responsibilities of Litigation Trustee.

            (a) The Litigation Trustee shall have the power to (i) prosecute, reduce to judgment or settle for the benefit of the Litigation Trust all Designated Litigation, and (ii) to otherwise perform the functions and take the actions provided for or permitted herein or in any other agreement executed by the Litigation Trustee pursuant to the Plan. Any and all proceeds generated from such Designated Litigation shall be the property of the Litigation Trust; provided, however, that the Litigation Trustee shall not intentionally admit any unlawful, inequitable, or fraudulent conduct, or any other wrongdoing on the part of the Debtors, the Reorganized Debtors, their Subsidiaries, their Affiliates, or any current or former officers, directors, employees, attorneys, or advisors.

            (b) All costs and expenses associated with the administration of the Litigation Trust, including those rights, obligations, and duties described in this Plan, shall be the responsibility of and paid by the Litigation Trust solely from the portion of the General Unsecured Cash Amount made available to the Litigation Trust by the Plan Administrator under the direction of the Plan Administration Committee. Neither the Debtors nor the Reorganized Debtors shall have any obligation to fund the Litigation Trust in any way. Notwithstanding the foregoing, the Debtors shall have the sole responsibility and obligation to pay any costs and expenses (including legal and other professional fees) incurred in connection with any matter or claim transferred to the Litigation Trust which were incurred prior to the date of transfer to the Litigation Trust.

            (c) The Litigation Trust may retain any law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers, or other professionals as the Litigation Trustee may deem necessary to retain in its sole discretion on reasonable terms and conditions of employment or retention, to aid in the performance of its responsibilities pursuant to the terms of this Plan, including, without limitation, the prosecution, reducing to judgment, or settlement of the Designated Litigation and the liquidation and distribution of Litigation Trust assets. The Plan Administrator shall serve as the Litigation Trust's disbursing agent for the purposes of making any distributions to Litigation Trust Interest Holders on behalf of the Litigation Trust. Neither the Debtors nor the Reorganized Debtors shall have any obligation to fund the Litigation Trust in any way.

            (d) Unless otherwise required by applicable law, for federal income tax purposes all persons (including the Debtors, the Litigation Trustee and the Litigation Trust Interest Holders) shall treat (i) the Litigation Trust as a partnership owned by the Litigation Trust Interest Holders and (ii) the assets transferred to the Litigation Trust as distributed by the Debtors to the Litigation Trust Interest Holders and as subsequently transferred by the Litigation Trust Interests Holders to the Litigation Trust.

                                 ARTICLE ELEVEN
                        PROVISIONS COVERING DISTRIBUTIONS

         11.01. Timing of Distributions Under this Plan. Except as otherwise provided in this Plan, without in any way limiting Articles 13 and 14 of this Plan, and subject to section 16.02 of this Plan, payments and distributions in respect of Allowed Claims will be made by the Reorganized Debtors (or their designee(s)) on or as promptly as practicable after the Effective Date; provided, however, distributions to Holders of Allowed General Unsecured Claims shall be made by the Plan Administrator.

         11.02. Payments and Distributions With Respect to Disputed Claims. No payments or distributions will be made in respect of a Disputed Claim until such Disputed Claim becomes an Allowed Claim.

         11.03. Allocation of Consideration. The aggregate consideration to be distributed to the Holder of Allowed Claims in each Class under this Plan shall be treated as first satisfying an amount equal to the stated principal amount of the Allowed Claim for such Holders and any remaining consideration as satisfying accrued, but unpaid, interest, if any, to the extent that interest is payable under this Plan.

         11.04. Cash Payments. Cash payments made pursuant to this Plan will be in U.S. dollars. Cash payments to foreign Creditors may be made, at the option of the Reorganized Debtors or the Plan Administrator, as applicable, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to this Plan in the form of checks issued by the Reorganized Debtors or the Plan Administrator, as applicable, shall be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check shall be made directly to the Reorganized Debtors or the Plan Administrator as set forth in section 11.12 below. Distributions to Holders of Allowed General Unsecured Claims shall be made by the Plan Administrator and the provisions of this section 11.04 shall govern such distributions.

         11.05. Payment of Statutory Fees. All Bankruptcy Fees payable pursuant to 28 U.S.C. Section 1930 as determined by the Court shall be paid by the Debtors on or before the Effective Date, or by the Reorganized Debtors as soon as practicable thereafter, and, in any event until the Court enters a final decree closing the Chapter 11 Cases.

         11.06. No Interest. Except with respect to Holders of Unimpaired Claims entitled to interest under applicable non-bankruptcy law or as otherwise expressly provided herein, no Holder of an Allowed Claim shall receive post-petition or any other interest on the distribution or benefit to which such Holder receives hereunder, regardless of whether such distribution or benefit is made on the Effective Date or thereafter. Without limiting the generality of the foregoing, interest shall be not be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

         11.07. Setoffs. The Plan Administrator, the Litigation Trustee or the Reorganized Debtors, as applicable, may (but will not be required to), pursuant to section 558 of the Bankruptcy Code or applicable non-bankruptcy law, exercise
(A) the setoff rights of the Debtors or the Reorganized Debtors, as the case may be, against any Allowed Claims and the distributions to be made pursuant to this Plan on account of such Allowed Claims, and (B) Claims of any nature whatsoever that the Debtors or the Reorganized Debtors or their successors may hold (and could have asserted) against the Holder of such Claim; provided, however, that neither the failure to effect a setoff (or to utilize any other rights pursuant to section 558 of the Bankruptcy Code) nor the allowance of any Claim hereunder will constitute a waiver or release of any such Claims or rights against such Holder, unless an order allowing such Claim otherwise so provides.

         11.08. Special Provision Regarding Unimpaired Claims. Except as otherwise provided in this Plan, the Confirmation Order, any other order of the Court, or any document or agreement entered into and enforceable pursuant to the terms of this Plan, nothing will affect the Debtors' or Reorganized Debtors' rights and defenses, both legal and equitable, with respect to any Unimpaired Claims, including all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims or to request disallowance or subordination of any such Claim. In addition, notwithstanding anything to the contrary, Unimpaired Claims are subject to all applicable provisions of the Bankruptcy Code, including section 502(b) of the Bankruptcy Code.

         11.09. Fractional Securities. Pursuant to this Plan, and notwithstanding any other provision of this Plan, only whole numbers of shares of New Common Stock will be issued or transferred, as the case may be, pursuant to this Plan. The Reorganized Debtors will not distribute any fractional shares of New Common Stock. For purposes of distribution, fractional shares of New Common Stock will be rounded up or down to the nearest share of New Common Stock, as applicable.

         11.10. Compliance with Tax Requirements. In connection with each distribution with respect to which the filing of an information return (such as an Internal Revenue Service Form 1099 or 1042) and/or withholding is required, the Reorganized Debtors or the Plan Administrator, as applicable, shall file such information return with the Internal Revenue Service, provide any required statements in connection therewith to the recipients of such distribution and/or effect any such withholding and deposit all moneys so withheld as required by law. With respect to any Entity from whom a tax identification number, certified tax identification number or other tax information required by law to avoid withholding has not been received by the Reorganized Debtors or the Plan Administrator, as applicable, the Reorganized Debtors or the Plan Administrator, as applicable, will withhold the amount required and distribute the balance to such Entity.

         11.11. Persons Deemed Holders of Registered Securities; Distribution Record Date. As of the close of business on the Distribution Record Date, there shall be no further changes in the record Holder of any Claims or Old Equity Interests. The Debtors, the Reorganized Debtors, the Plan Administrator, or their designees, shall have no obligation to recognize any transfer of any Claims or Old Equity Interests occurring after the close of business on the Distribution Record Date, and shall be entitled to recognize and deal for all purposes under this Plan (except as to voting to accept or reject this Plan) with only those Holders of record as of the close of business on the Distribution Record Date. In the event of any dispute regarding the identity of any party entitled to any payment or distribution in respect of any Claim under this Plan, no payments or distributions will be made in respect of such Claim until the Court resolves that dispute pursuant to a Final Order.

         11.12. Surrender of Existing Securities. As a condition to receiving any distribution under this Plan, and except as otherwise provided in section
11.13 of this Plan, each Holder of an Instrument evidencing a Claim must surrender such Instrument to the Reorganized Debtors or their designee. Any Holder of a Claim that fails to (a) surrender such Instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtors or their designee before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such Holder's Claim becomes an Allowed Claim, shall be deemed to have forfeited all rights and Claims and may not participate in any distribution under this Plan. Upon compliance with this section 11.12, the Holder of a Claim evidenced by any such lost, stolen, mutilated or destroyed Instrument will, for all purposes under this Plan, be deemed to have surrendered such Instrument.

         11.13. Undeliverable or Unclaimed Distributions.

            (a) Any Entity that is entitled to receive a Cash distribution under this Plan but that fails to cash a check within one hundred and twenty (120) days of its issuance shall be entitled to receive a reissued check from the Reorganized Debtors or the Plan Administrator (as applicable) for the amount of the original check, without any interest, if such Entity requests in writing the Reorganized Debtors, or the Plan Administrator (as applicable), or their designee to reissue such check and provides the Reorganized Debtors, or the Plan Administrator (as applicable), or their designee, as the case may be, with such documentation as the Reorganized Debtors, or the Plan Administrator (as applicable), or their designee request to verify in their reasonable discretion that such Entity is entitled to such check, prior to the second anniversary of the Effective Date. If an Entity fails to cash a check within one hundred and twenty (120) days of its issuance and fails to request reissuance of such check prior to the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date such Holder's Claim becomes an Allowed Claim, such Entity shall not be entitled to receive any distribution under this Plan. If the distribution to any Holder of an Allowed Claim is returned to the Reorganized Debtors, or the Plan Administrator (as applicable), or their designee as undeliverable, no further distributions will be made to such Holder unless and until the Reorganized Debtors, or the Plan Administrator (as applicable), or their designee are notified in writing of such Holder's then-current address. Undeliverable distributions will remain in the possession of the Reorganized Debtors, or the Plan Administrator (as applicable), or their designee pursuant to section 9.01 of this Plan until such time as a distribution becomes deliverable.

            (b) All claims for undeliverable distributions must be made on or before the later to occur of (i) the second anniversary of the Effective Date and (ii) six (6) months following the date the Claim underlying such distribution becomes an Allowed Claim. After such date, all unclaimed property shall revert to the Reorganized Debtors or the Plan Administrator (as applicable) and the Claim of any Holder or successor to such Holder with respect to such property shall be discharged and forever barred notwithstanding any federal or state escheat laws to the contrary.

         11.14. Distributions on Account of Senior Secured Notes. All distributions on account of Senior Secured Note Claims shall be made by the Reorganized Debtors on the Effective Date to the Indenture Trustee, which shall serve as the Reorganized Debtors' designee for purposes of making distributions under the Plan to Holders of Senior Secured Note Claims. The Indenture Trustee shall make all of its distributions of New Common Stock within 10 days following the Effective Date. To the extent the Indenture Trustee provides services pursuant to the Plan, such Indenture Trustee will receive from the Reorganized Debtors, without further court approval and upon presenting to the Reorganized Debtors adequate documentation, reasonable compensation for such services and reimbursement of reasonable expenses incurred in connection with such services. These payments will be made on terms agreed to between the Indenture Trustee and the Reorganized Debtors.

         11.15. Exemption From Certain Transfer Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer from a Debtor to a Reorganized Debtor or any other person or Entity pursuant to this Plan, including the granting or recording of any Lien or mortgage on any property under the New Credit Facility Documents will not be subject to any stamp tax or other similar tax, and the Confirmation Order will direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

         11.16. Rule 9019 Settlement and Compromise of Disputes Between the Debtors, Holders of Senior Secured Note Claims and Holders of General Unsecured Claims. The provisions of this Plan shall constitute a good faith compromise and settlement of all Causes of Action or disputes among the Debtors, Holders of General Unsecured Claims, and Holders of Senior Secured Note Claims. This Plan shall be approved by the Bankruptcy Court as a settlement of all Causes of Action and disputes between the Debtors, Holders of General Unsecured Claims, and Holders of Senior Secured Note Claims. Entry of the Confirmation Order shall constitute the Bankruptcy Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state laws, given and made after due notice and opportunity for hearing.

                                 ARTICLE TWELVE
                               PLAN ADMINISTRATION

         12.01. Duties. On and after the Effective Date, the Plan Administrator will be authorized to (i) make distributions required under this Plan to Holders of Allowed General Unsecured Claims, (ii) transfer to the Litigation Trust the amount of the General Unsecured Cash Amount determined by the Plan Administration Committee, and (iii) prosecute objections to and settle General Unsecured Claims in accordance with section 13.01 of this Plan. The Plan Administrator will report to and consult with the Plan Administration Committee in connection with the performance of its duties under this Plan. Notwithstanding anything to the contrary in this Plan, neither the Debtors or the Reorganized Debtors shall have any liability for any act or omission by the Plan Administrator.

         12.02. Funding. On the Effective Date, the Debtors will transfer the Claims Objection Fund to the Plan Administrator. The Claims Objection Fund will be the sole source of funding for the Plan Administrator to prosecute objections to General Unsecured Claims pursuant to section 13.01 of this Plan and neither the Debtors nor the Reorganized Debtors shall have any obligation to fund the Claims Objection Fund or the Plan Administrator in any other way. In the event that any funds remain in the Claims Objection Fund after no Disputed General Unsecured Claims remain, such remaining funds shall be deposited in the General Unsecured Claim Reserve for distribution to Holders of Allowed General Unsecured Claims.

         12.03. Distributions. The Plan Administrator shall make distributions to Holders of Allowed General Unsecured Claims on the Initial Distribution Date and each Periodic Distribution Date in accordance with the terms of this Plan.

         12.04. Retention of Professionals. The Plan Administrator may retain any law firms, accounting firms or other professionals as the Plan Administrator may deem necessary to retain, on reasonable terms and conditions of retention or employment, to aid in the performance of its responsibilities pursuant to the terms of this Plan. Any costs and expenses associated with such retentions shall be satisfied from the Claims Objection Fund.

         12.05. Succession. The Plan Administrator may be replaced by the Plan Administration Committee at any time and for any reason. If the Plan Administrator shall resign or, in the case of an individual, become incapacitated or shall die, the Plan Administration

Committee shall appoint a successor and shall timely file a notice with the Court identifying such successor.

         12.06. Cooperation. The Reorganized Debtors and each of their directors, officers, and employees shall provide reasonable support to the Plan Administrator at the Plan Administrator's sole cost and expense in connection with the Plan Administrator's duties and shall receive reimbursement from the Plan Administrator for any out-of-pocket fees and expenses incurred in connection therewith. The Reorganized Debtors and the Plan Administrator shall reasonably cooperate in filing any motions to reclassify Claims from General Unsecured Claims to other Claims or from other Claims to General Unsecured Claims and with regard to settlement of such motions or objections; provided, however, that nothing herein shall prevent the Debtors or the Reorganized Debtors from objecting to any motion by the Plan Administrator to reclassify a General Unsecured Claim as a Claim in Classes 1 through 3 and 5 through 7; and nothing herein shall prevent the Plan Administrator from objecting to any motion by the Reorganized Debtors to reclassify any Claim as a General Unsecured Claim. The Plan Administrator shall not seek to reclassify any General Unsecured Claim as a Class 3 Senior Secured Note Claim.

         12.07. Failure by Class 4 to Accept the Plan. In the event that Class 4 does not vote to accept the Plan, (i) there shall be no Plan Administrator, Plan Administration Committee, or Claims Objection Fund and (ii) all matters relating to the prosecution of objections to and settlement of all Claims shall be the sole responsibility of the Reorganized Debtors.

                                ARTICLE THIRTEEN
           PROCEDURES FOR RESOLVING DISPUTED GENERAL UNSECURED CLAIMS

         13.01. Objections to General Unsecured Claims; Disputed General Unsecured Claims. Except to the extent that the Plan Administrator consents, only the Plan Administrator shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to General Unsecured Claims after the Effective Date; provided, however, that the Plan Administrator shall not be permitted to incur costs in excess of the Claims Objection Fund in carrying out the provisions of this section 13.01. Subject to an order of the Court providing otherwise, only the Plan Administrator may object to General Unsecured Claims by filing an objection with the Court and serving such objection upon the Holder of such General Unsecured Claim not later than one hundred and twenty (120) days after the Effective Date or one hundred and twenty
(120) days after the filing of the proof of such Claim, whichever is later, or such other date determined by the Court upon motion to the Court, which motion may be made without further notice or hearing.

         13.02. Estimation of General Unsecured Claims. The Plan Administrator may, at any time, request that the Court estimate any contingent or unliquidated General Unsecured Claim pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Plan Administrator has previously objected to such General Unsecured Claim or whether the Court has ruled on any such objection, and the Court will retain jurisdiction to estimate any General Unsecured Claim at any time during litigation concerning any objection to any General Unsecured Claim, including during the pendency of any appeal related to any such objection. In the event the Court estimates any contingent or unliquidated General Unsecured Claim, that estimated amount will constitute either the Allowed amount of such General Unsecured Claim or a maximum limitation on such General Unsecured Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such General Unsecured Claim, the Plan Administrator may elect to pursue any supplemental proceedings to object to any ultimate payment of such General Unsecured Claim. All of the aforementioned objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. General Unsecured Claims may be estimated and thereafter resolved by any permitted mechanism. On and after the Effective Date, except to the extent that the Plan Administrator consents, only the Plan Administrator will have the authority to file, settle, compromise, withdraw, or litigate to judgment objections to, and requests for estimation of, General Unsecured Claims.

         13.03. Timing of Payments and Distributions With Respect to Disputed General Unsecured Claims. Subject to the provisions of this Plan, payments and distributions with respect to each Disputed General Unsecured Claim that becomes an Allowed General Unsecured Claim, that would have otherwise been made had such General Unsecured Claim been an Allowed General Unsecured Claim on the Effective Date (including distributions on account of Litigation Trust Interests), will be made promptly on the next Periodic Distribution Date after such Disputed General Unsecured Claim becomes an Allowed General Unsecured Claim. Holders of Disputed General Unsecured Claims, regardless of whether such Disputed General Unsecured Claims become Allowed General Unsecured Claims, will be bound, obligated and governed in all respects by the provisions of this Plan.

         13.04. General Unsecured Claims Reserve.

            (a) Estimation. For purposes of effectuating the reserve provisions of this Plan and the allocations and distributions to Holders of Allowed General Unsecured Claims (including distributions on account of Litigation Trust Interests) the Court will, on or prior to the Initial Distribution Date, pursuant to section 502 of the Bankruptcy Code, fix or liquidate the amount of any contingent or unliquidated General Unsecured Claim, in which event the amount so fixed will be deemed the Allowed amount of such Claim for purposes of this Plan or, in lieu thereof, the Court will determine the maximum contingent or unliquidated amount for such Claim, which amount will be the maximum amount in which such Claim ultimately may be Allowed under this Plan, if such Claim is Allowed in whole or part. The Court's entry of an estimation order may limit the distribution to be made on individual Disputed Claims, regardless of the amount finally Allowed on account of such Disputed Claims, and no Holder shall have recourse against the Plan Administrator, the Litigation Trustee, or the Reorganized Debtors as such Holder's sole recovery shall be from the General Unsecured Cash Amount.

            (b) Creation of General Unsecured Claims Reserve. Upon the occurrence of the Effective Date, the Debtors shall deposit the General Unsecured Cash Amount in the General Unsecured Claim Reserve. The General Unsecured Claim Reserve and all amounts therein (including any interest actually earned thereon) shall be maintained by the Plan Administrator for distribution in accordance with section 6.04 of this Plan to Holders of Allowed General Unsecured Claims.

         13.05. Distributions After Allowance of Disputed General Unsecured Claims. Distributions to each Holder of a Disputed General Unsecured Claim, to the extent that such General Unsecured Claim ultimately becomes an Allowed General Unsecured Claim, will be made in accordance with the provisions of this Plan. From and after the Initial Distribution Date, as soon as practicable after the date that the order or judgment of the Court allowing any Disputed General Unsecured Claim becomes a Final Order, the Plan Administrator will distribute to the Holder of such Allowed General Unsecured Claim its Pro Rata share of the General Unsecured Claim Reserve, based on the Maximum Allowable Amount, on the next Periodic Distribution Date. All amounts actually earned in respect of the General Unsecured Cash Amount (including all interest) shall be for the benefit of Holders of Allowed General Unsecured Claims. To the extent that any payment to be made to a Holder of an Allowed General Unsecured Claim on any Periodic Distribution Date would be in an amount less than $[10].00, such payment shall not be made by the Plan Administrator unless a request for such payment is made in writing to the Plan Administrator.

         13.06. Distributions After Disallowance of Disputed General Unsecured Claims. Holders of Allowed General Unsecured Claims that receive an initial distribution after allowance of such Holder's General Unsecured Claim as set forth in section 13.05 of this Plan, may receive subsequent distributions if and to the extent that other General Unsecured Claims are disallowed or expunged, as follows: on a Periodic Distribution Date, each Holder of an Allowed General Unsecured Claim that has previously received any distributions pursuant to sections 6.04 or 13.05 of this Plan, shall receive a distribution in an amount equal to the difference, if any, between such Holder's Pro Rata share of the General Unsecured Claim Reserve and the aggregate payments previously paid to such Holder under sections 6.04 or 13.05 of this Plan (excluding interest) and any interest actually earned thereon, (except for a final distribution after all Disputed General Unsecured Claims are either Allowed or expunged) until all Disputed General Unsecured Claims have been Allowed or expunged, in whole or part, and no additional distribution will be made prior thereto. The Plan Administrator may, in its discretion, make each Periodic Distribution Date more frequent than every four (4) months. If after all Disputed Claims are resolved and all distributions are made in accordance with this section 13.06, at least $1,000 remains in the General Unsecured Claim Reserve, each Holder of an Allowed General Unsecured Claim shall receive its Pro Rata share of the remaining Cash. If less than $1,000 remains, such amount may be donated to a charity to be designated by the Plan Administrator.

                                ARTICLE FOURTEEN
           PROCEDURES FOR RESOLVING DISPUTED CLAIMS OTHER THAN GENERAL
                                UNSECURED CLAIMS

         14.01. Objections to Claims; Disputed Claims. Except to the extent that the Debtors or the Reorganized Debtors consent, only the Debtors and the Reorganized Debtors shall have the authority to file, settle, compromise, withdraw or litigate to judgment objections to Claims, other than General Unsecured Claims, after the Effective Date. Prior to the Effective Date, but after the Confirmation Date, the Reorganized Debtors shall have full authority to file, settle, compromise, withdraw or litigate to judgment objections to General

Unsecured Claims. Subject to an order of the Court providing otherwise, the Debtors or the Reorganized Debtors, as the case may be, may object to Administrative Expenses and Claims, other than General Unsecured Claims, by filing an objection with the Court and serving such objection upon the Holder of such Administrative Expense or Claim not later than one hundred and twenty (120) days after the Effective Date or one hundred and twenty (120) days after the filing of a request for payment of an Administrative Expense or the proof of such Claim, whichever is later, or such other date determined by the Court upon motion to the Court, which motion may be made without further notice or hearing.


         14.02. Estimation of Claims. The Debtors or the Reorganized Debtors, as the case may be, may, at any time, request that the Court estimate any contingent or unliquidated Claim, other than General Unsecured Claims, pursuant to section 502(c) of the Bankruptcy Code, regardless of whether the Debtors or the Reorganized Debtors have previously objected to such Claim or whether the Court has ruled on any such objection, and the Court will retain jurisdiction to estimate any Claim, other than General Unsecured Claims, at any time during litigation concerning any objection to any Claim, other than General Unsecured Claims, including during the pendency of any appeal related to any such objection. Prior to the Effective Date, but after the Confirmation Date, the Reorganized Debtors, in consultation with the Creditors' Committee, shall have full authority to request that the Court estimate any General Unsecured Claim. In the event the Court estimates any contingent or unliquidated Claim, other than General Unsecured Claims, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtors or the Reorganized Debtors, as the case may be, may elect to pursue any supplemental proceedings to object to any ultimate payment of such Claim. All of the aforementioned objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims, other than General Unsecured Claims, may be estimated and thereafter resolved by any permitted mechanism. On and after the Effective Date, except to the extent that the Reorganized Debtors consent, or with respect to the fee Claims of Professionals, only the Reorganized Debtors will have the authority to file, settle, compromise, withdraw, or litigate to judgment objections to, and requests for estimation of, Administrative Expenses and Claims, other than General Unsecured Claims.

         14.03. Timing of Payments and Distributions with Respect to Disputed Claims other than General Unsecured Claims. Subject to the provisions of this Plan, payments and distributions with respect to each Disputed Claim, other than a General Unsecured Claim, that becomes an Allowed Claim, that would have otherwise been made had such Allowed Claim been an Allowed Claim on the Effective Date, will be made promptly on the next Periodic Distribution Date after such Disputed Claim becomes an Allowed Claim. Holders of Disputed Claims, regardless of whether such Disputed Claims become Allowed Claims, will be bound, obligated and governed in all respects by the provisions of this Plan.

         14.04. Distributions After Allowance of Disputed Claims other than General Unsecured Claims. Distributions to each Holder of a Disputed Claim, other than a General Unsecured Claim, to the extent that such Claim ultimately becomes an Allowed Claim, will be made in accordance with the provisions of this Plan. From and after the Initial Distribution Date, as soon as practicable after the date that the order or judgment of the Court allowing any Disputed Claim, other than a General Unsecured Claim, becomes a Final Order, the Holder of such Allowed Claim shall receive payment from the Reorganized Debtors in accordance with this Plan.

         14.05. Prosecution of Objections. After the Confirmation Date, the Reorganized Debtors, in consultation with the Creditors' Committee, shall have the authority to file objections, settle, compromise, withdraw, or litigate to judgment objections to Claims. From and after the Effective Date, the Reorganized Debtors may settle or compromise any Disputed Claim, other than a Disputed General Unsecured Claim, without approval of the Court.

                                ARTICLE FIFTEEN
            DISCHARGE, INJUNCTION, RELEASES AND SETTLEMENTS OF CLAIMS

         15.01. DISCHARGE OF ALL CLAIMS AND INTERESTS AND RELEASES.

            (a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED FOR IN THIS PLAN, THE CONFIRMATION OF THIS PLAN (SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE) WILL DISCHARGE THE DEBTORS AND THE REORGANIZED DEBTORS FROM ANY DEBT THAT AROSE BEFORE THE CONFIRMATION DATE, AND ANY DEBT OF THE KIND SPECIFIED IN SECTIONS 502(g), 502(h) OR 502(i) OF THE BANKRUPTCY CODE, WHETHER OR NOT A PROOF OF CLAIM IS FILED OR IS DEEMED FILED, WHETHER OR NOT SUCH CLAIM IS ALLOWED AND WHETHER OR NOT THE HOLDER OF SUCH CLAIM HAS VOTED ON THIS PLAN. CONFIRMATION OF THIS PLAN SHALL NOT DISCHARGE ANY DIP LENDER CLAIMS OR OTHER OBLIGATIONS (AS THAT TERM IS DEFINED IN THE DIP FINANCING AGREEMENT) UNDER THE DIP FINANCING AGREEMENT UNLESS AND UNTIL ALL SUCH DIP LENDER CLAIMS AND OBLIGATIONS (AS THAT TERM IS DEFINED IN THE DIP FINANCING AGREEMENT) ARE PAID IN FULL, IN CASH AND ALL LETTERS OF CREDIT ISSUED IN ACCORDANCE WITH THE DIP FINANCING AGREEMENT HAVE BEEN TERMINATED OR CASH COLLATERALIZED.

            (b) FURTHERMORE, BUT IN NO WAY LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED BY THIS PLAN, THE DISTRIBUTIONS AND RIGHTS THAT ARE PROVIDED IN THIS PLAN WILL BE IN COMPLETE SATISFACTION, DISCHARGE AND RELEASE, EFFECTIVE AS OF THE CONFIRMATION DATE (BUT SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE), OF ALL CLAIMS AND CAUSES OF ACTION AGAINST, LIABILITIES OF, LIENS ON, OBLIGATIONS OF AND OLD EQUITY INTERESTS IN THE DEBTORS OR THE REORGANIZED DEBTORS OR THE DIRECT OR INDIRECT ASSETS AND PROPERTIES OF THE DEBTORS OR THE REORGANIZED DEBTORS, WHETHER KNOWN OR UNKNOWN, REGARDLESS OF WHETHER A PROOF OF CLAIM OR INTEREST WAS FILED, WHETHER OR NOT ALLOWED AND WHETHER OR NOT THE HOLDER OF THE CLAIM OR OLD EQUITY INTEREST HAS VOTED ON THIS PLAN, OR BASED ON ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OR SECURITY, INSTRUMENT OR OTHER AGREEMENT OF ANY KIND OR NATURE OCCURRING, ARISING OR EXISTING PRIOR TO THE EFFECTIVE DATE THAT WAS OR COULD HAVE BEEN THE SUBJECT OF ANY CLAIM OR OLD EQUITY INTEREST, IN EACH CASE REGARDLESS OF WHETHER A PROOF OF CLAIM OR INTEREST WAS FILED, WHETHER OR NOT ALLOWED AND WHETHER OR NOT THE HOLDER OF THE CLAIM OR OLD EQUITY INTEREST HAS VOTED ON THIS PLAN.

            (c) IN ADDITION, BUT IN NO WAY LIMITING THE GENERALITY OF THE FOREGOING, ANY HOLDER OF A SENIOR SECURED NOTE CLAIM OR GENERAL UNSECURED CLAIM THAT VOTES TO ACCEPT THE PLAN WILL BE AGREEING TO THE RELEASE PROVISIONS OF THE PLAN AND WILL BE PRESUMED CONCLUSIVELY TO HAVE RELEASED THE DEBTORS, THE REORGANIZED DEBTORS,THE

SUBSIDIARIES, THE AD HOC COMMITTEE OF SECURED NOTEHOLDERS, THE CREDITORS' COMMITTEE, THE DIP LENDERS, THE DIP FINANCING AGENT, THE INDENTURE TRUSTEE, AND THE PRESENT AND FORMER MEMBERS OF ANY OF THE FOREGOING (TOGETHER WITH THE ADVISORY AFFILIATES AND ADVISED AFFILIATES OF SUCH MEMBERS), THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND EACH OF THEIR RESPECTIVE AGENTS, ATTORNEYS, ADVISORS, ACCOUNTANTS, FINANCIAL ADVISORS, AND INVESTMENT BANKERS, AS WELL AS THE DEBTORS' OFFICERS, DIRECTORS, AND EMPLOYEES WHO HOLD SUCH POSITIONS ON THE CONFIRMATION DATE, AND ANY ENTITY CLAIMED TO BE LIABLE DERIVATIVELY THROUGH ANY OF THE FOREGOING, FROM ANY CAUSE OF ACTION BASED ON THE SAME SUBJECT MATTER AS THE CLAIM ON WHICH THE DISTRIBUTION IS RECEIVED; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASES SHALL NOT APPLY TO ANY PERSON OR ENTITY WHO, IN CONNECTION WITH ANY ACT OR OMISSION BY SUCH PERSON OR ENTITY IN CONNECTION WITH OR RELATING TO THE DEBTORS OR THEIR BUSINESSES, HAS BEEN OR IS HEREAFTER (i) INDICTED OR CHARGED WITH ANY CRIMINAL ACTION, (ii) A PERSON AGAINST WHOM CIVIL CHARGES ARE BROUGHT BY THE SECURITIES AND EXCHANGE COMMISSION, OR (iii) FOUND BY ANY COURT OR TRIBUNAL TO HAVE ACTED WITH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; PROVIDED, FURTHER, HOWEVER, THAT THE FOREGOING RELEASES SHALL NOT APPLY TO ANY HOLDER OF A GENERAL UNSECURED CLAIM (i) IF SUCH HOLDER "OPTS-OUT" OF THE RELEASES PROVIDED IN THIS SECTION 15.01(c) HEREIN BY A WRITTEN ELECTION PURSUANT TO SUCH HOLDER'S BALLOT OR (ii) IF CLASS 4 DOES NOT ACCEPT THE PLAN.

            (d) ADDITIONALLY, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED BY THIS PLAN OR THE CONFIRMATION ORDER, THE CONFIRMATION OF THIS PLAN (SUBJECT TO THE OCCURRENCE OF THE EFFECTIVE DATE) SHALL ACT AS A DISCHARGE AND RELEASE OF ALL CAUSES OF ACTION (INCLUDING CAUSES OF ACTION OF A TRUSTEE AND DEBTOR IN POSSESSION UNDER THE BANKRUPTCY CODE) OF THE DEBTORS AND REORGANIZED DEBTORS, WHETHER KNOWN OR UNKNOWN, AGAINST (IN EACH CASE, ONLY IN THE SPECIFIED CAPACITY): (i) THEIR PRESENT AND FORMER DIRECTORS, SHAREHOLDERS, OFFICERS AND EMPLOYEES, AGENTS, ATTORNEYS, ADVISORS, ACCOUNTANTS, FINANCIAL ADVISORS, INVESTMENT BANKERS; (ii) THE AD HOC COMMITTEE OF SECURED NOTEHOLDERS AND THE CREDITORS' COMMITTEE, EACH IN SUCH CAPACITY, AND THEIR RESPECTIVE PRESENT AND FORMER MEMBERS AND THE PRESENT AND FORMER AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, ATTORNEYS, ACCOUNTANTS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ADVISORY AFFILIATES, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS OF EACH OF THE AD HOC COMMITTEE OF SECURED NOTEHOLDERS AND THE CREDITORS' COMMITTEE AND THEIR RESPECTIVE PRESENT AND FORMER MEMBERS; (iii) THE PRESENT AND FORMER HOLDERS OF THE SENIOR SECURED NOTES, EACH IN SUCH CAPACITY, AND THEIR RESPECTIVE PRESENT AND FORMER AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, ATTORNEYS, ACCOUNTANTS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ADVISORY AFFILIATES, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS; (iv) THE INDENTURE TRUSTEE AND ITS PRESENT AND FORMER AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, ATTORNEYS, ACCOUNTANTS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ADVISORY AFFILIATES, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS; (v) THE DIP AGENT AND DIP LENDERS AND THEIR RESPECTIVE PRESENT AND FORMER AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, ATTORNEYS, ACCOUNTANTS, FINANCIAL ADVISORS, INVESTMENT BANKERS, ADVISORY AFFILIATES, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS; AND (vi) ANY ENTITY CLAIMED TO BE LIABLE DERIVATIVELY THROUGH ANY OF THE FOREGOING (INCLUDING CLAIMS ASSERTED DERIVATIVELY ON BEHALF OF THE DEBTORS IN LITIGATION PENDING IN THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF NORTH CAROLINA, WESTERN DIVISION, CAPTIONED VINCENT v. SANCILIO, ET AL., CIVIL ACTION NO. 7:04-CV-166-D). NOTWITHSTANDING THE GENERALITY OF THE FOREGOING, NOTHING IN THE PLAN SHALL RELEASE ANY CLAIMS OF ANY DEBTORS OR REORGANIZED DEBTORS, AS THE CASE MAY BE, AGAINST ANY SUBSIDIARIES THAT ARE NOT DEBTORS OR REORGANIZED DEBTORS, AS THE CASE MAY BE; PROVIDED, HOWEVER, THAT

THE FOREGOING RELEASES SHALL NOT APPLY TO ANY PERSON OR ENTITY WHO, IN CONNECTION WITH ANY ACT OR OMISSION BY SUCH PERSON OR ENTITY IN CONNECTION WITH OR RELATING TO THE DEBTORS OR THEIR BUSINESSES, HAS BEEN OR IS HEREAFTER (i) INDICTED OR CHARGED WITH ANY CRIMINAL ACTION, (ii) A PERSON AGAINST WHOM CIVIL CHARGES ARE BROUGHT BY THE SECURITIES AND EXCHANGE COMMISSION, OR (iii) FOUND BY ANY COURT OR TRIBUNAL TO HAVE ACTED WITH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         15.02. EXCULPATION. THE DEBTORS, THE REORGANIZED DEBTORS, THE COMMITTEES AND THEIR PRESENT AND FORMER MEMBERS, THE PLAN ADMINISTRATOR, THE LITIGATION TRUSTEE, AND THE MEMBERS OF THE PLAN ADMINISTRATION COMMITTEE, THE DIP LENDERS, THE DIP AGENT, THE INDENTURE TRUSTEE AND EACH OF THE RESPECTIVE OFFICERS, DIRECTORS, MEMBERS, EMPLOYEES, AND AGENTS, ATTORNEYS, ADVISORS, ACCOUNTANTS, FINANCIAL ADVISORS, AND INVESTMENT BANKERS OF THE FOREGOING (INCLUDING ANY PROFESSIONALS RETAINED BY SUCH PERSONS OR ENTITIES) WILL HAVE NO LIABILITY FOR ANY ACT OR OMISSION IN CONNECTION WITH, OR ARISING OUT OF, THE PURSUIT OF APPROVAL OF THE DISCLOSURE STATEMENT OR THIS PLAN OR THE SOLICITATION OF VOTES FOR OR CONFIRMATION OF THE PLAN, OR THE CONSUMMATION OF THE PLAN, OR THE TRANSACTIONS CONTEMPLATED AND EFFECTUATED BY THE PLAN OR THE ADMINISTRATION OF THE PLAN OR THE PROPERTY TO BE DISTRIBUTED UNDER THE PLAN, OR ANY OTHER ACT OR OMISSION DURING THE ADMINISTRATION OF THE DEBTORS' ESTATES OR IN CONTEMPLATION OF THE CHAPTER 11 CASES EXCEPT FOR GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL ORDER OF THE COURT, AND IN ALL RESPECTS, WILL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL WITH RESPECT TO THEIR DUTIES AND RESPONSIBILITIES UNDER THE PLAN; PROVIDED, HOWEVER, THAT THE FOREGOING RELEASES SHALL NOT APPLY TO ANY PERSON OR ENTITY WHO, IN CONNECTION WITH ANY ACT OR OMISSION BY SUCH PERSON OR ENTITY IN CONNECTION WITH OR RELATING TO THE DEBTORS OR THEIR BUSINESSES, HAS BEEN OR IS HEREAFTER (i) INDICTED OR CHARGED WITH ANY CRIMINAL ACTION, (ii) A PERSON AGAINST WHOM CIVIL CHARGES ARE BROUGHT BY THE SECURITIES AND EXCHANGE COMMISSION, OR (iii) FOUND BY ANY COURT OR TRIBUNAL TO HAVE ACTED WITH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         15.03. INJUNCTION. SECTIONS 15.01, 15.02 AND 15.04 OF THIS PLAN WILL ALSO ACT AS AN INJUNCTION AGAINST ANY ENTITY COMMENCING OR CONTINUING ANY ACTION, EMPLOYMENT OF PROCESS, OR ACT TO COLLECT, OFFSET OR RECOVER ANY CLAIM, INTEREST OR CAUSE OF ACTION SATISFIED, RELEASED OR DISCHARGED UNDER THIS PLAN.

         15.04. Guarantees and Claims of Subordination.

            (a) Guarantees. The classification and the manner of satisfying all Claims under this Plan takes into consideration (i) the possible existence of any alleged guarantees by the Debtors of obligations of any Entity or Entities, and (ii) that the Debtors may be joint obligors with another Entity or Entities with respect to the same obligation. The Holders of Claims will be entitled to only one distribution with respect to any given obligation of the Debtors.

            (b) Claims of Subordination. Except as specifically provided herein with respect to the subordination of 510(b) Note Claims and Old Equity Interests, to the fullest extent permitted by applicable law, all Claims and Old Equity Interests in the Debtors, and all rights and claims between or among Holders of Claims or Old Equity Interests relating in any manner whatsoever to Claims or Old Equity Interests, based on any contractual or legal rights, will be terminated on the Effective Date in the manner provided in this Plan, and all such Claims, Old Equity Interests and rights so based and all such contractual and legal rights to which any Entity may be entitled will be irrevocably waived upon the Effective Date. To the fullest extent permitted by applicable law, the rights afforded and the distributions that are made in respect of any Claims or Old Equity Interests hereunder will not be subject to levy, garnishment, attachment or like legal process by any Holder of a Claim or Old Equity Interest by reason of any contractual or legal rights, so that, notwithstanding any such contractual or legal rights, each Holder of a Claim or Old Equity Interest will have and receive the benefit of the rights and distributions set forth in this Plan.

            Pursuant to Bankruptcy Rule 9019, and any applicable state law, and as consideration for the distributions and other benefits provided under this Plan, the provisions of this section 15.04(b) will constitute a good faith compromise and settlement of any Causes of Action relating to the matters described in this section 15.04(b) which could be brought by any Holder of a Claim or Old Equity Interest against or involving another Holder of a Claim or Old Equity Interest, which compromise and settlement is in the best interests of Creditors and Holders of Old Equity Interests and is fair, equitable and reasonable. Pursuant to the Confirmation Order, this settlement will be approved by the Court as a settlement of all such Causes of Action. The Court's approval of this settlement pursuant to Bankruptcy Rule 9019 and its finding that this is a good faith settlement pursuant to any applicable state law, given and made after due notice and opportunity for hearing, will bar any such Cause of Action relating to the matters described in this section 15.04(b) which could be brought by any Holder of a Claim or Old Equity Interest against or involving another Holder of a Claim or Old Equity Interest.

            15.05. Survival of Indemnification Obligations. Notwithstanding anything to the contrary contained in this Plan, the Reorganized Debtors shall honor the Debtors' obligations to indemnify their directors, officers, agents, employees and representatives serving in such capacity on the Confirmation Date pursuant to their respective certificates of incorporation, by-laws, contractual obligations or any applicable laws in respect of all past, present and future actions, suits and proceedings against any of such directors, officers, agents, employees and representatives based upon any act or omission related to service with, for, or on behalf of the Debtors in an aggregate amount not to exceed $3 million (with such individual caps as to be determined by the Debtors in consultation with the Creditors' Committee and the Ad Hoc Committee of Secured Noteholders), which shall be the total amount available to satisfy any and all indemnification obligations. IN CONSIDERATION OF THE FOREGOING, ANY DIRECTORS, OFFICERS, AGENTS, EMPLOYEES, AND REPRESENTATIVES OF THE DEBTORS THAT RECEIVE INDEMNIFICATION FROM THE REORGANIZED DEBTORS UNDER THIS SECTION 15.05 SHALL BE DEEMED TO RELEASE ANY AND ALL CLAIMS, OTHER THAN SENIOR SECURED NOTE CLAIMS OR CLAIMS FOR SALARY, EMPLOYEE BENEFITS, VACATION, AND EXPENSE REIMBURSEMENT, THEY MAY HAVE AGAINST THE DEBTORS AND THE REORGANIZED DEBTORS, AND THE PRESENT AND FORMER MEMBERS OF ANY OF THE FOREGOING (TOGETHER WITH THE ADVISORY AFFILIATES AND ADVISED AFFILIATES OF SUCH MEMBERS), THEIR RESPECTIVE SUCCESSORS, ASSIGNS, AND EACH OF THEIR RESPECTIVE PRESENT AND FORMER DIRECTORS, SHAREHOLDERS, OFFICERS, AGENTS, ATTORNEYS, ADVISORS, ACCOUNTANTS, FINANCIAL ADVISORS, INVESTMENT BANKERS AND EMPLOYEES AND ANY ENTITY CLAIMED TO BE LIABLE DERIVATIVELY THROUGH ANY OF THE FOREGOING. NO OFFICER, DIRECTOR, EMPLOYEE, AGENT, OR REPRESENTATIVE WHO, IN CONNECTION WITH ANY ACT OR OMISSION BY SUCH PERSON IN CONNECTION WITH OR RELATING TO THE DEBTORS OR THEIR BUSINESSES, HAS BEEN OR IS HEREAFTER (i) INDICTED OR CHARGED WITH ANY CRIMINAL ACTION, (ii) A PERSON

AGAINST WHOM CIVIL CHARGES ARE BROUGHT BY THE SECURITIES AND EXCHANGE COMMISSION, OR (iii) FOUND BY ANY COURT OR TRIBUNAL TO HAVE ACTED WITH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT SHALL BE ENTITLED TO RECEIVE SUCH INDEMNIFICATION. FURTHERMORE, ANY PERSON WHO RECEIVES INDEMNIFICATION PURSUANT TO THIS SECTION 15.05 OF THE PLAN AND IS SUBSEQUENTLY (i) INDICTED OR CHARGED WITH ANY CRIMINAL ACTION, (ii) A PERSON AGAINST WHOM CIVIL CHARGES ARE BROUGHT BY THE SECURITIES AND EXCHANGE COMMISSION, OR (iii) FOUND BY ANY COURT OR TRIBUNAL TO HAVE ACTED WITH GROSS NEGLIGENCE OR WILLFUL MISCONDUCT SHALL BE REQUIRED TO DISGORGE TO THE REORGANIZED DEBTORS ANY AMOUNTS RECEIVED PURSUANT TO THIS SECTION 15.05 OF THE PLAN. Neither the Debtors nor the Reorganized Debtors shall have a General Unsecured Claim by way of subrogation or otherwise for payments made pursuant to this section 15.05. Notwithstanding anything to the contrary in this Plan, the Reorganized Debtors shall honor the indemnification obligations set forth in section 12.15 of the DIP Financing Agreement.

         15.06. Cooperation with Litigation Trustee. Notwithstanding anything to the contrary in this Plan, any former director, officer or employee that fails to reasonably cooperate with the Litigation Trustee in accordance with section 10.02(a) of this Plan shall not receive the benefit of any of the releases, injunctions, or exculpation provided for in this article 15 of this Plan.

                                ARTICLE SIXTEEN
                         CONFIRMATION AND EFFECTIVE DATE

         16.01. Conditions to Entry of the Confirmation Order. The following conditions must occur and be satisfied or waived in accordance with section
16.03 of this Plan by the Debtors on or prior to the Confirmation Date:

            (a) Confirmation Order. The Confirmation Order shall be in form and substance acceptable to the Ad Hoc Committee of Secured Noteholders and the Creditors' Committee; and

            (b) New Credit Facility Documents. The Debtors must have received a firm written commitment for the New Credit Facility.

         16.02. Conditions to Effective Date. The following conditions must occur and be satisfied or waived in accordance with section 16.03 of this Plan by the Debtors on or before the Effective Date for this Plan to be effective on the Effective Date:

            (a) Confirmation Order. The Confirmation Order shall have become a Final Order;

            (b) Creation of General Unsecured Claim Reserve. Provided that Holders of General Unsecured Claims vote to accept this Plan, the Debtors or the Reorganized Debtors, as the case may be, must have deposited the General Unsecured Cash Amount in the General Unsecured Claim Reserve;

            (c) Creation of the Claims Objection Fund. Provided that Holders of General Unsecured Claims vote to accept this Plan, the Debtors or the Reorganized Debtors, as the case may be, must have deposited the Claims Objection Fund into a segregated interest bearing account in the name and under the control of the Plan Administrator;

            (d) Distribution of New Common Stock. The New Common Stock must have been issued to the Indenture Trustee in accordance with the terms specified herein;

            (e) Authorizations, Consents and Approvals. All authorizations, consents and regulatory approvals in connection with the consummation of this Plan shall have been obtained and not revoked; and

            (f) New Credit Facility Documents. All New Credit Facility Documents shall have been executed and, if applicable, all conditions to the New Credit Facility's effectiveness, other than the occurrence of the Effective Date, must have been satisfied or waived (with the consent of the Ad Hoc Committee of Secured Noteholders, which consent shall not be unreasonably delayed, conditioned or withheld) pursuant to the terms thereof.

      16.03. Waiver of Conditions. The Debtors or the Reorganized Debtors, as the case may be, with the consent of the Ad Hoc Committee of Secured Noteholders, which consent shall not be unreasonably withheld, may waive one or more of the conditions precedent to the confirmation or effectiveness of this Plan set forth in sections 16.01 and 16.02 of this Plan, other than 16.02(b) and 16.02(c), without any other notice to parties in interest or the Court and without a hearing.

      16.04. Effect of Failure of Conditions. If all the conditions to effectiveness and the occurrence of the Effective Date have not been satisfied or duly waived on or before the first Business Day that is more than 180 days after the date the Court enters the Confirmation Order, or by such later date as is proposed by the Debtors and approved, after notice and a hearing, by the Court, then upon motion by the Debtors made before the time that all of the conditions have been satisfied or duly waived, the Confirmation Order will be vacated by the Court; provided, however, that notwithstanding the filing of such a motion, the Confirmation Order shall not be vacated if each of the conditions to consummation is either satisfied or duly waived before the Court enters an order granting the relief requested in such motion. If the Confirmation Order is vacated pursuant to the foregoing provision of this Plan, this Plan will be null and void in all respects, and nothing contained in this Plan will (a) constitute a waiver or release of any Claims against or Old Equity Interests in the Debtors or (b) prejudice in any manner the rights of the Holder of any Claim or Old Equity Interests in the Debtors.

                                ARTICLE SEVENTEEN
                            MISCELLANEOUS PROVISIONS

         17.01. Court to Retain Jurisdiction. The business and assets of the Debtors shall remain subject to the jurisdiction of the Court until the Effective Date. From and after the Effective Date, the Court shall retain and have exclusive jurisdiction of all matters arising out of, and related to the Chapter 11 Cases or this Plan pursuant to, and for purposes of, subsection 105(a) and section 1142 of the Bankruptcy Code and for, among other things, to:

            (a) Determine any and all disputes relating to Administrative

Expenses, Claims and Old Equity Interests, including the allowance and amount thereof, and any right to setoff;

            (b) Determine any and all disputes among creditors with respect to their Claims;

            (c) Determine any and all disputes relating to the Litigation Trust, the Plan Administrator and the Plan Administration Committee;

            (d) Determine any and all disputes regarding any assertion of a waiver or relinquishment of any Privilege through the transfer of the Designated Litigation to the Litigation Trust or by sharing any Privileged information with the Litigation Trustee, the Plan Administrator, or the Creditors' Committee;

            (e) Determine any and all objections to cure amounts required pursuant to section 8.02 of this Plan;

            (f) Consider and allow any and all applications for compensation for professional services rendered and disbursements incurred up to and including the Confirmation Date in connection therewith;

            (g) Determine any and all applications, motions, adversary proceedings and contested or litigated matters pending on the Effective Date and arising in or related to the Chapter 11 Cases or this Plan;

            (h) Remedy any defect or omission or reconcile any inconsistency in the Plan or the Confirmation Order;

            (i) Enforce the provisions of this Plan relating to the distributions to be made hereunder;

            (j) Issue such orders, consistent with section 1142 of the Bankruptcy Code, as may be necessary to effectuate the consummation and full and complete implementation of this Plan;

            (k) Enforce and interpret any provisions of this Plan;

            (l) Determine such other matters as may be set forth in the Confirmation Order or that may arise in connection with the implementation of this Plan;

            (m) Determine the amounts allowable as Administrative Expenses pursuant to section 503(b) of the Bankruptcy Code;

            (n) Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, the Sale Transaction and any agreements or documents necessary to effectuate the terms and conditions of this Plan, or any orders entered by the Court during the pendency of the Chapter 11 Cases;

            (o) Hear and determine any issue for which this Plan or any document related to or ancillary thereto requires a Final Order of the Court;

            (p) Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

            (q) Hear and determine any issue related to the composition of the New Boards of Directors of each of the Reorganized Debtors;

            (r) Hear any other matter not inconsistent with the Bankruptcy Code; and

            (s) Enter a final decree closing the Chapter 11 Cases.

      17.02. Binding Effect of this Plan. The provisions of this Plan will be binding upon and inure to the benefit of the Debtors, the Reorganized Debtors, any Holder of a Claim or Old Equity Interest, their respective predecessors, successors, assigns, agents, officers and directors and any other Entity affected by this Plan. Except as expressly set forth herein, nothing in this Plan is intended to affect or will affect any rights or interests of the DIP Lenders or the DIP Financing Agent under the DIP Financing Agreement or the DIP Orders.

      17.03. Nonvoting Stock. In accordance with section 1123(a)(6) of the Bankruptcy Code, the Amended and Restated Certificates of Incorporation will contain a provision prohibiting the issuance of nonvoting equity securities by each of the Reorganized Debtors, subject to further amendment of such Amended and Restated Certificates of Incorporation as permitted by applicable law.

      17.04. Authorization of Corporate Action. The entry of the Confirmation Order will constitute a direction and authorization to and of the Debtors or the Reorganized Debtors, as the case may be, to take or cause to be taken any corporate action necessary or appropriate to consummate the provisions of this Plan prior to and through the Effective Date (including the filing of the Amended and Restated Certificates of Incorporation and dissolution of those Debtors listed in the Plan Supplement which shall be dissolved pursuant to section 9.10 of this Plan), and all such actions taken or caused to be taken will be deemed to have been authorized and approved by the Court. Any corporate action required by the Debtors or the Reorganized Debtors in connection with the Plan, including the approval of Reorganized aaiPharma's Amended and Restated Certificate of Incorporation by the requisite number of stockholders of Reorganized aaiPharma, will, as of the Effective Date, be deemed to have occurred and will be effective as provided in the Plan and will be authorized and approved in all respects without any requirement of further action under applicable law, regulation, order, or rule, including any action by the security Holder or directors of the Debtors or the Reorganized Debtors.

      17.05. Withdrawal of this Plan. The Debtors reserve the right, at any time prior to the entry of the Confirmation Order, to revoke or withdraw this Plan. If the Debtors revoke or withdraw this Plan then this Plan will be deemed null and void. In such event, nothing contained herein shall constitute or be deemed a waiver or release of any Claims by or against the Debtors or any other person, or an admission against interests of the Debtors, nor shall it prejudice in any manner the rights of the Debtors or any person in any further proceeding involving the Debtors.

      17.06. Captions. Article and Section captions used in this Plan are for convenience only and will not affect the construction of this Plan.

      17.07. Record Date for Voting Purposes. For purposes of determining Holder of Claims and Interests who are entitled to vote on this Plan, the record date shall be the date that the Court enters the Order approving the Disclosure Statement or such other date as determined by the Court in such Order.

      17.08. Method of Notice. All notices required to be given under this Plan, if any, will be in writing and will be sent by first class mail, postage prepaid, or by a nationally recognized overnight courier:

              If to the Debtors to:

              aaiPharma Inc.
              2320 Scientific Park Drive
              Wilmington, North Carolina  28405
              Attn.: Mr. Matthew Czajkowski
              Chief Financial Officer and Chief Administrative Officer

              with copies to:

              Fried, Frank, Harris, Shriver & Jacobson LLP
              One New York Plaza
              New York, New York  10004-1980
              Attn.: Gary L. Kaplan, Esq.

                       and

              Richards, Layton & Finger, P.A.
              One Rodney Square
              P.O. Box 551
              Wilmington, Delaware 19899
              Attn.: Rebecca L. Booth, Esq.

              If to the Creditors' Committee to:

              Reed Smith LLP
              1201 Market Street, Suite 1500
              Wilmington, Delaware  19801
              Attn.: Kurt F. Gwynne, Esq.

                       and

              2500 One Liberty Place
              1650 Market Street
              Philadelphia, Pennsylvania  19103
              Attn.: Claudia Z. Springer, Esq.

              If to the Ad Hoc Committee of Secured Noteholders to:

              Milbank, Tweed, Hadley & McCloy LLP
              One Chase Manhattan Plaza
              New York, New York  10005
              Attn.: Dennis F. Dunne, Esq.
                     Susheel Kirpalani, Esq.

                       and

              Morris, Nichols, Arsht & Tunnell
              1201 North Market Street
              P.O. Box 1347
              Wilmington, Delaware 19899-1347
              Attn.: Robert J. Dehney, Esq.

              If to the DIP Lenders to:

              Silver Point Finance, LLC
              600 Steamboat Road
              Greenwich, Connecticut 06830
              Attn.: David Sawyer

              with copies to:

              Schulte Roth & Zabel LLP
              919 Third Avenue
              New York, New York  10022
              Attn.: James M. Peck, Esq.

              and

              Young Conaway Stargatt & Taylor LLP
              1000 West Street
              P.O. Box 391
              Wilmington, Delaware 19899
              Attn.: Edward J. Kosmowski, Esq.

Any of the above may, from time to time, change its address for future notices and other communications hereunder by filing a notice of the change of address with the Court. Any and all notices given under this Plan will be effective when received.

      17.09. Dissolution of any Committee. On the Effective Date all Committees, except for the Ad Hoc Committee of Secured Noteholders, will cease to exist and its members and employees or agents (including attorneys, investment bankers, financial advisors, accountants and other professionals) will be released from all further authority, duties, responsibilities and obligations relating to and arising from and in connection with the Chapter 11 Cases and no subsequent fees shall accrue to any Committee, including the Ad Hoc Committee of Secured Noteholders, other than in connection with any application for final allowance of compensation and reimbursement of expenses in accordance with section 2.01 of this Plan.

      17.10. Amendments and Modifications to Plan. This Plan may be altered, amended or modified by the Debtors before or after the Confirmation Date, as provided in section 1127 of the Bankruptcy Code.

      17.11. Section 1125(e) of the Bankruptcy Code.

            (a) The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors and attorneys) have, and upon confirmation of this Plan shall be deemed to have, solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

            (b) The Debtors (and each of their respective Affiliates, agents, directors, officers, employees, advisors, and attorneys) have, and upon confirmation of this Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regards to the distributions under this Plan, and therefore are not, and on account of such distributions will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or such distributions made pursuant to this Plan.

      17.12. Post-Confirmation Obligations. The Reorganized Debtors shall pay fees assessed against each of the Debtors' estates under 28 U.S.C. Section 1930(a)(6) until entry of an order closing the respective Chapter 11 Cases.

      17.13. Severability of Plan Provisions. If, prior to the Confirmation Date, any term or provision of this Plan is held by the Court to be invalid, void or unenforceable, the Court, at the request of Debtors, which request shall be made in accordance with section 17.10 of this Plan, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

      17.14. Successors and Assigns. The rights, benefits and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, personal representative, successor or assign of such entity.

Dated: Wilmington, North Carolina
November 4, 2005

                                     Respectfully submitted,

                                     aaiPharma Inc. (for itself and on behalf of each of the other Debtors)

                                     By: _________________________________
                                         Matthew E. Czajkowski
                                         Chief Financial Officer and
                                         Chief Administrative Officer

RICHARDS, LAYTON & FINGER, P.A.

________________________________
Mark D. Collins (No. 2981)
Rebecca L. Booth (No. 4031)
Karen M. McKinley (No. 4372)
One Rodney Square
P.O. Box 551
Wilmington, Delaware 19899
Telephone: (302) 651-7700
Facsimile: (302) 651-7701

-and-

FRIED, FRANK, HARRIS, SHRIVER
& JACOBSON LLP
Bonnie Steingart, Esq.
Gary L. Kaplan, Esq.
Arik Preis, Esq.
One New York Plaza
New York, New York 10004
Tel: (212) 859-8000
Fax: (212) 859-4000

Co-Counsel for Debtors and
Debtors in Possession